                                                                   EXHIBIT 4.4


================================================================================

                             BOYD GAMING CORPORATION

                    9.50% Senior Subordinated Notes Due 2007

                                    INDENTURE

                            Dated as of July 22, 1997


                      STATE STREET BANK AND TRUST COMPANY,

                                     Trustee


================================================================================

                              CROSS-REFERENCE TABLE

  TIA                                                                      Indenture
Section                                                                     Section
-------                                                                     -------


310    (a)(1)     ...........................................................7.10
       (a)(2)     ...........................................................7.10
       (a)(3)     ...........................................................N.A.
       (a)(4)     ...........................................................N.A.
       (a)(5)     ...........................................................7.10
       (b)        .....................................................7.08; 7.10
       (c)        ...........................................................N.A.
311    (a)        ...........................................................7.11
       (b)        ...........................................................7.11
       (c)        ...........................................................N.A.
312    (a)        ...........................................................2.05
       (b)        ..........................................................11.03
       (c)        ..........................................................11.03
313    (a)        ...........................................................7.06
       (b)(1)     ...........................................................N.A.
       (b)(2)     ...........................................................7.06
       (c)        ..........................................................11.02
       (d)        ...........................................................7.06
314    (a)        ..............................................4.03; 4.08; 11.02
       (b)        ...........................................................N.A.
       (c)(1)     ..........................................................11.04
       (c)(2)     ..........................................................11.04
       (c)(3)     ...........................................................N.A.
       (d)        ...........................................................N.A.
       (e)        ..........................................................11.05
       (f)        ...........................................................N.A.
315    (a)        ...........................................................7.01
       (b)        ....................................................7.05; 11.02
       (c)        ...........................................................7.01
       (d)        ...........................................................7.01
       (e)        ...........................................................6.11
316    (a)(last sentence)....................................................2.07
       (a)(1)(A).............................................................6.05
       (a)(1)(B).............................................................6.04
       (a)(2)     ...........................................................N.A.
       (b)        ...........................................................6.07
       (c)        ...........................................................6.07
317    (a)(1)     ...........................................................6.08
       (a)(2)     ...........................................................6.09
       (b)        ...........................................................2.04
318    (a)        ..........................................................11.01



                           N.A. means Not Applicable.


----------------------
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.



                                TABLE OF CONTENTS

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
                                 ARTICLE I                                      Page
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                   Definitions and Incorporation by Reference


SECTION 1.01.   Definitions .................................................      1
SECTION 1.02.   Other Definitions ...........................................     23
SECTION 1.03.   Incorporation by Reference of Trust
                   Indenture Act ............................................     24
SECTION 1.04.   Rules of Construction........................................     24


                                   ARTICLE II

                                 The Securities


SECTION 2.01.   Form and Dating .............................................     25
SECTION 2.02.   Execution and Authentication.................................     25
SECTION 2.03.   Registrar and Paying Agent...................................     26
SECTION 2.04.   Paying Agent To Hold Money in
                    Trust....................................................     27
SECTION 2.05.   Securityholder Lists.........................................     27
SECTION 2.06.   Replacement Securities.......................................     27
SECTION 2.07.   Outstanding Securities.......................................     28
SECTION 2.08.   Temporary Securities.........................................     28
SECTION 2.09.   Cancelation..................................................     29
SECTION 2.10.   Defaulted Interest...........................................     29
SECTION 2.11.   Record Date..................................................     30
SECTION 2.12.   Computation of Interest......................................     30
SECTION 2.13.   CUSIP Numbers................................................     30


                                   ARTICLE III

                                   Redemption


SECTION 3.01.   Notices to Trustee ..........................................     31
SECTION 3.02.   Selection of Securities to Be
                    Redeemed ................................................     31
SECTION 3.03.   Notice of Redemption ........................................     31
SECTION 3.04.   Effect of Notice of Redemption...............................     32
SECTION 3.05.   Deposit of Redemption Price..................................     33
SECTION 3.06.   Securities Redeemed in Part .................................     33
SECTION 3.07.   Redemption Pursuant to Gaming
                   Laws......................................................     33

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                                   ARTICLE IV

                                    Covenants


SECTION 4.01.     Certain Suspended Covenants...............................     34
SECTION 4.02.     Payment of Securities.....................................     34
SECTION 4.03.     SEC Reports...............................................     35
SECTION 4.04.     Limitation on Indebtedness................................     35
SECTION 4.05.     Limitation on Restricted
                      Payments..............................................     37
SECTION 4.06.         Limitation on Transactions with
                      Affiliates............................................     39
SECTION 4.07.     Change of Control.........................................     40
SECTION 4.08.     Compliance Certificate....................................     42
SECTION 4.09.     Further Instruments and Acts..............................     42
SECTION 4.10.     Limitation on Liens.......................................     42
SECTION 4.11.     Limitation on Dividend and Other
                      Payment Restrictions Affecting
                      Restricted Subsidiaries...............................     43
SECTION 4.12.     Limitation on Asset Sales; Event of
                      Loss..................................................     43
SECTION 4.13.     Limitation on Layered Indebtedness .......................     47
SECTION 4.14.     Maintenance of Properties and Other
                      Matters...............................................     47
SECTION 4.15.     Limitation on Activities of the
                      Company...............................................     48
SECTION 4.16.     Agreement to Redeem the CHFC Notes .......................     48


                                    ARTICLE V

                                Successor Company


SECTION 5.01.     When Company May Merge or Transfer
                      Assets................................................     49


                                   ARTICLE VI

                              Defaults and Remedies


SECTION 6.01.     Events of Default.........................................     50
SECTION 6.02.     Acceleration..............................................     52
SECTION 6.03.     Other Remedies............................................     53
SECTION 6.04.     Waiver of Past Defaults...................................     53
SECTION 6.05.     Control by Majority.......................................     53
SECTION 6.06.     Limitation on Suits.......................................     54



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SECTION 6.07.     Rights of Holders To Receive
                      Payment...............................................     54
SECTION 6.08.     Collection Suit by Trustee................................     54
SECTION 6.09.     Trustee May File Proofs of
                      Claim.................................................     54
SECTION 6.10.     Priorities................................................     55
SECTION 6.11.     Undertaking for Costs.....................................     55
SECTION 6.12.     Waiver of Stay or Extension
                      Laws..................................................     56


                                   ARTICLE VII

                                     Trustee


SECTION 7.01.     Duties of Trustee.........................................     56
SECTION 7.02.     Rights of Trustee.........................................     57
SECTION 7.03.     Individual Rights of Trustee..............................     58
SECTION 7.04.     Trustee's Disclaimer......................................     58
SECTION 7.05.     Notice of Defaults........................................     58
SECTION 7.06.     Reports by Trustee to Holders.............................     58
SECTION 7.07.     Compensation and Indemnity................................     59
SECTION 7.08.     Replacement of Trustee....................................     60
SECTION 7.09.     Successor Trustee by Merger...............................     61
SECTION 7.10.     Eligibility; Disqualification.............................     61
SECTION 7.11.     Preferential Collection of Claims
                      Against Company.......................................     61
SECTION 7.12.     Trustee's Application for
                      Instructions from the Company.........................     62


                                  ARTICLE VIII

                       Discharge of Indenture; Defeasance


SECTION 8.01.     Discharge of Liability on Securities;
                      Defeasance............................................     62
SECTION 8.02.     Conditions to Defeasance..................................     63
SECTION 8.03.     Application of Trust Money................................     65
SECTION 8.04.     Repayment to Company......................................     65
SECTION 8.05.     Indemnity for Government Obligations......................     65
SECTION 8.06.     Reinstatement.............................................     65




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                                   ARTICLE IX

                                   Amendments


SECTION 9.01.     Without Consent of Holders................................     66
SECTION 9.02.     With Consent of Holders...................................     66
SECTION 9.03.     Compliance with Trust Indenture
                      Act...................................................     67
SECTION 9.04.     Revocation and Effect of Consents and
                      Waivers...............................................     67
SECTION 9.05.     Notation on or Exchange of
                      Securities............................................     68
SECTION 9.06.     Trustee To Sign Amendments................................     68
SECTION 9.07.     Payment for Consent.......................................     69


                                    ARTICLE X

                                  Subordination


SECTION 10.01.    Agreement To Subordinate .................................     69
SECTION 10.02.    Liquidation, Dissolution, Bankruptcy .....................     70
SECTION 10.03.    Default on Senior Indebtedness ...........................     70
SECTION 10.04.    Acceleration of Payment of
                      Securities............................................     71
SECTION 10.05.    When Distribution Must Be Paid Over.......................     71
SECTION 10.06.    Subrogation...............................................     71
SECTION 10.07.    Relative Rights...........................................     72
SECTION 10.08.    Subordination May Not Be Impaired by
                      Company...............................................     72
SECTION 10.09.    Rights of Trustee and Paying Agent .......................     72
SECTION 10.10.    Distribution or Notice to
                      Representative........................................     73
SECTION 10.11.    Article X Not To Prevent Events of
                      Default or Limit Right To
                      Accelerate ...........................................     73
SECTION 10.12.    Trust Moneys Not Subordinated ............................     73
SECTION 10.13.    Trustee Entitled To Rely .................................     73
SECTION 10.14.    Trustee To Effectuate
                      Subordination ........................................     74
SECTION 10.15.    Trustee Not Fiduciary for Holders of
                      Senior Indebtedness ..................................     74
SECTION 10.16.    Reliance by Holders of Senior
                      Indebtedness on Subordination
                      Provisions ...........................................     74
SECTION 10.17     Certain Payments..........................................     75



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                                   ARTICLE XI

                                  Miscellaneous


SECTION 11.01.    Trust Indenture Act Controls..............................     75
SECTION 11.02.    Notices...................................................     75
SECTION 11.03.    Communication by Holders with Other
                       Holders..............................................     76
SECTION 11.04.    Certificate and Opinion as to
                       Conditions Precedent.................................     76
SECTION 11.05.    Statements Required in Certificate or
                       Opinion..............................................     76
SECTION 11.06.    Rules by Trustee, Paying Agent and
                       Registrar............................................     77
SECTION 11.07.    Legal Holidays............................................     77
SECTION 11.08.    GOVERNING LAW.............................................     77
SECTION 11.09.    No Recourse Against Others................................     77
SECTION 11.10.    Successors................................................     77
SECTION 11.11.    Multiple Originals........................................     78
SECTION 11.12.    Table of Contents; Headings...............................     78
SECTION 11.13.    Severability..............................................     78


Appendix A -      Provisions Relating to Initial Securities and
                  Exchange Securities

Exhibit 1 to
Appendix A -      Form of Initial Security

Exhibit A -       Form of Exchange Security


                        INDENTURE dated as of July 22, 1997, among BOYD GAMING
                  CORPORATION, a Nevada corporation (the "Company"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts banking corporation (the "Trustee").


            Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 9.50% Senior Subordinated Notes Due July 15, 2007 (the "Initial Securities") and, if and when issued pursuant to a registered exchange for the Initial Securities, the Company's 9.50% Senior Subordinated Notes Due July 15, 2007 (the "Exchange Securities" and together with the Initial Securities, the "Securities"):


                                    ARTICLE I

               Definitions and Incorporation by Reference

            SECTION 1.01.  Definitions.

            "Additional Assets" means (i) any Property (other than cash, cash equivalents or securities) to be owned by the Company or a Restricted Subsidiary and used in a Related Business, (ii) the costs of improving, restoring, replacing or developing any Property owned by the Company or a Restricted Subsidiary which is used in a Related Business or (iii) Investments in any other Person engaged primarily in a Related Business (including the acquisition from third parties of Capital Stock of such Person) as a result of which such other Person becomes a Restricted Subsidiary in compliance with the procedure for designation of Restricted Subsidiaries set forth below in the definition of "Restricted Subsidiary".

            "Affiliate" means, with respect to any Person, a Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person, (ii) which directly or indirectly through one or more intermediaries beneficially owns or holds 10% or more of any class of the Voting Stock of such Person (or a 10% or greater equity interest in a Person which is not a corporation) or (iii) of which 10% or more of any class of the Voting Stock (or, in the case of a Person which is not a corporation, 10% or more of the equity interest) is beneficially owned or held directly or indirectly through one or more intermediaries by such

Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            "Asset Sale" means the sale, conveyance, transfer, lease or other disposition, whether in a single transaction or a series of related transactions (including, without limitation, dispositions pursuant to Sale/Leaseback Transactions or pursuant to the merger of the Company or any of its Restricted Subsidiaries with or into any Person other than the Company or one of its Restricted Subsidiaries, but not including any dispositions to the Company or any of its Restricted Subsidiaries), by the Company or one of its Restricted Subsidiaries to any Person other than the Company or one of its Restricted Subsidiaries of (i) any of the Capital Stock or other ownership interests of any Subsidiary of the Company or (ii) any other Property of the Company or any Property of its Restricted Subsidiaries, in each case not in the ordinary course of business of the Company or such Restricted Subsidiary.

            "Attributable Indebtedness" means Indebtedness deemed to be Incurred in respect of a Sale/Leaseback Transaction and shall be, at the date of determination, the present value (discounted at the actual rate of interest implicit in such transaction, compounded annually), of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

            "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multi plied by the amount of such payment by (ii) the sum of all such payments.

            "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

            "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, to be in full force and effect on the date of such certification and delivered to the Trustee.

            "Boyd Family" means William S. Boyd, any direct descendant or spouse of such person, or any direct descendant of such spouse, and any trust or other estate in which each person who has a beneficial interest, directly or indirectly through one or more intermediaries, in Capital Stock of the Company is one of the foregoing persons.

            "Boyd Notes" means the Company's 9.25% Senior Notes Due 2003 issued pursuant to the Indenture dated as of October 4, 1996, between the Company and The Bank of New York, a New York banking corporation.

            "Business Day" means each day which is not a Legal Holiday.

            "Capital Lease Obligations" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP. For purposes of Section 4.10, Capital Lease Obligations shall be deemed secured by a Lien on the Property being leased.

            "Capital Stock" means, with respect to any Person, any and all shares or other equivalents (however designated) of corporate stock, partnership interests or any other participation, right, warrants, options or other interest in the nature of an equity interest in such Person, but excluding any debt security convertible or exchangeable into such equity interest.

            "Change of Control" means the occurrence of any of the following events: (i) any "person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders and other than a Restricted Subsidiary, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of 50% or more of the total voting power of all classes of the Voting Stock of the Company and/or warrants or options to acquire such Voting Stock, calculated on a fully diluted basis; provided that for purposes of this clause (i), the members of the Boyd Family shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the "parent corporation") so long as the members of the Boyd Family beneficially own (as so defined), directly or indirectly through one or more intermediaries, in the aggregate 50% or more of the total voting power of the Voting Stock of the parent corporation; (ii) the sale, lease, conveyance or other transfer of all or substantially all of the Property of the Company (other than to any Restricted Subsidiary); (iii) the stockholders of the Company shall have approved any plan of liquidation or dissolution of the Company; (iv) the Company consolidates with or merges into another Person or any Person consolidates with or merges into the Company in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other property, other than any such transaction where (a) the outstanding Voting Stock of the Company is reclassified into or exchanged for Voting Stock of the surviving corporation that is Capital Stock and (b) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the surviving corporation immediately after such transaction in substantially the same proportion as before the transaction; or (v) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such board or whose nomination for election by the stockholders of the Company was approved by a vote of either
(A) 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or (B) members of the Boyd Family who beneficially own (as defined for purposes of clause (i) above), directly or indirectly through one or more intermediaries, in the aggregate 50% or more of the total voting power of the Voting Stock of the Company) cease for any reason to constitute a majority of the Board of Directors then in office.

            "Change of Control Time" means the earlier of the public announcement of (x) a Change of Control or (y) (if applicable) the intention of the Company to effect a Change of Control.

            "Change of Control Triggering Event" means both a Change of Control and a Rating Decline with respect to the

Securities; provided, however, that a Change of Control Triggering Event shall not be deemed to have occurred if (i) at the Change of Control Time the Securities have Investment Grade Status and (ii) the Company effects defeasance of the Securities pursuant to the provisions of Article VIII prior to a Rating Decline.

            "CH&C" means California Hotel and Casino, a Nevada corporation.

            "CHFC Indenture" means the Indenture dated October 15, 1992, among CHFC, CH&C and State Street Bank and Trust Company, a Massachusetts banking corporation.

            "CHFC Notes" means the 11% Senior Subordinated Notes Due 2002 issued pursuant to the CHFC Indenture.

            "CHFC" means California Hotel Finance Corporation, a Nevada corporation.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Commission" means the Securities and Exchange Commission.

            "Consolidated EBITDA" means, for any period, without duplication, Consolidated Net Income, plus (i) Consolidated Fixed Charges, (ii) provisions for taxes based on income to the extent such taxes were deducted in determining Consolidated Net Income, (iii) consolidated depreciation expense, (iv) consolidated amortization expense, and (v) other noncash items reducing Consolidated Net Income, minus (vi) other noncash items increasing Consolidated Net Income, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP.

            "Consolidated Fixed Charge Coverage Ratio" means the ratio of (i) Consolidated EBITDA during the Reference Period to (ii) the aggregate amount of Consolidated Fixed Charges during the Reference Period.

            "Consolidated Fixed Charges" means, for any period, the total interest expense of the Company and its consolidated Subsidiaries (other than Unrestricted Subsidiaries), including (i) the interest component of Capital Lease Obligations, (ii) one-third of the rental expense attributable to operating leases, (iii) amortization of Indebtedness discount and commissions, discounts and other similar fees and charges owed with respect to Indebtedness, (iv) noncash interest payments, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs pursuant to Interest Rate Agreements, (vii) dividends on all Preferred Stock of Restricted Subsidiaries held by Persons other than the Company or a Restricted Subsidiary, (viii) interest attributable to the Indebtedness of any other Person for which the Company or any Restricted Subsidiary is responsible or liable as obligor, guarantor or otherwise (including Indebtedness Guaranteed pursuant to Investment Guarantees) and (viii) any dividend or distribution, whether in cash, property or securities, on Disqualified Stock of the Company.

            "Consolidated Net Income" means for any period, the net income
(loss) of the Company and its Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income (i) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that subject to the limitations contained in (iv) below, (a) the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and
(b) the Company's equity in a net loss of any such Person (other than an Unrestricted Subsidiary) for such period shall be included in determining such Consolidated Net Income, (ii) any net income (loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition, (iii) any net income (loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Company, except that (a) subject to the limitations contained in (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause) and
(b) the Company's equity in a net loss of any such Restricted

Subsidiary for such period shall be included in determining such Consolidated Net Income, (iv) any gain or loss realized upon the sale or other disposition of any Property of the Company or its consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person, (v) any extraordinary gain or loss and (vi) the cumulative effect of a change in accounting principles.

            "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of the Company plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

            "Credit Facility" means the revolving credit facility, as amended from time to time, among the Company, certain Subsidiaries and a syndicate of banks, and any extensions, revisions, refinancings or replacements thereof by an institutional lender or syndicate of institutional lenders.

            "Currency Exchange Protection Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement designed to protect such Person against fluctuations in currency exchange rates.

            "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default; provided, however, that a Default with respect to any event referred to in clause (iv) of the definition of "Event of Default" shall not be deemed to occur until the Company has received written notice of such event from the Trustee or Holders of not less than 25% in aggregate principal amount of the Securities then outstanding.

            "Designated Senior Indebtedness" means any Senior Indebtedness of the Company which, at the date of determination, has an aggregate principal amount outstanding of, or under which at the date of determination the holders thereof are committed to lend up to, at least $25 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes hereof.

            "Disqualified Stock" of a Person means any Capital Stock of such
Person: (i) that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (b) is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part, or (c) is convertible or exchangeable or exercisable for Indebtedness; and (ii) as to which the maturity, mandatory redemption, conversion or exchange or redemption at the option of the holder thereof occurs, or may occur, in the case of each of clauses (i) or (ii) on or prior to the first anniversary of the Stated Maturity of the Securities; provided, however, that such Capital Stock of the Company or any of its Subsidiaries shall not constitute Disqualified Stock if it is redeemable prior to the first anniversary of the Stated Maturity of the Securities only if: (A) the holder or a beneficial owner of such Capital Stock is required to qualify under the Gaming Laws and does not so qualify, or (B) the Board of Directors determines in its reasonable, good faith judgment, as evidenced by a Board Resolution, that as a result of a holder or beneficial owner owning such Capital Stock, the Company or any of its Subsidiaries has lost or may lose any Gaming License, which if lost or not reinstated, as the case may be, would have a material adverse effect on the business of the Company and its Subsidiaries, taken as a whole, or would restrict the ability of the Company or any of its Subsidiaries to conduct business in any gaming jurisdiction.

            "Event of Loss" means, with respect to any Property, any (i) loss, destruction or damage of such Property; or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such Property, or confiscation or requisition of the use of such Property.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Fair Market Value" means with respect to any Property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair

Market Value will be determined, except as otherwise provided, (i) if such Property has a Fair Market Value of less than $5 million, by any Officer or (ii) if such Property has a Fair Market Value in excess of $5 million, by a majority of the Board of Directors and evidenced by a Board Resolution, dated within 30 days of the relevant transaction, delivered to the Trustee.

            "GAAP" means generally accepted accounting principles in effect on the date of this Indenture, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP consistently applied.

            "Gaming Authority" means any of the Nevada Gaming Commission, the Nevada Gaming Control Board, the Mississippi Gaming Commission, the Mississippi State Tax Commission, the Missouri Gaming Commission, the National Indian Gaming Commission, the Bureau of Indian Affairs, the Illinois Gaming Board and any other agency (including, without limitation, any agency established by a federally-recognized Indian tribe to regulate gaming on such tribe's reservation) which has, or may at any time after the date of this Indenture have, jurisdiction over the gaming activities of the Company or any of its Subsidiaries or any successor to such authority.

            "Gaming Facility" means any gaming establishment and other property or assets directly ancillary thereto or used in connection therewith, including any building, restaurant, hotel, theater, parking facilities, retail shops, land, golf courses and other recreation and entertainment facilities, vessel, barge, ship and equipment or 100% of the equity interest of a Person the primary business of which is ownership and operation of any of the foregoing.

            "Gaming Laws" means the gaming laws of a jurisdiction or jurisdictions to which the Company or any of its Subsidiaries is, or may at any time after the date of this Indenture be, subject.

            "Gaming License" means any license, permit, franchise or other authorization from any Governmental

Authority required on the date of this Indenture or at any time thereafter to own, lease, operate or otherwise conduct the gaming business of the Company and its Subsidiaries, including all licenses granted under Gaming Laws and other Legal Requirements.

            "Governmental Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of any governmental or quasi-governmental unit, whether Federal, state, county, district, city or other political subdivision, foreign or otherwise and whether now or hereafter in existence, or any officer or official of any thereof, including any Gaming Authority.

            "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such first Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

            "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

            "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or obligation on the consolidated balance sheet of such Person including by merger or operation of law (and "Incurrence", "Incurred", "Incurrable" and "Incurring" shall have meanings correlative to the foregoing). The accretion of principal of a noninterest bearing or other discount security shall be deemed the Incurrence of Indebtedness.

            "Indebtedness" means (without duplication), with respect to any Person, any indebtedness, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or the principal amount of such indebtedness evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding any balances that constitute customer advance payments and deposits, accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included (i) any Capital Lease Obligations, (ii) Indebtedness of other Persons secured by a Lien to which the Property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed (the amount of such Indebtedness being deemed to be the lesser of the value of such Property or assets or the amount of the Indebtedness so secured), (iii) Guarantees of Indebtedness of other Persons, (iv) any Disqualified Stock, (v) any Attributable Indebtedness, (vi) all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments or credit transactions issued for the account of such Person (including reimbursement obligations with respect thereto), other than obligations with respect to letters of credit securing obligations (other than obligations described in this definition) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit, (vii) in the case of the Company, Preferred Stock of its Restricted Subsidiaries and (viii) obligations pursuant to any Interest Rate Agreement or Currency Rate Protection Agreement. Notwithstanding the foregoing, Indebtedness shall not include any interest or accrued interest until due and payable. For purposes of this definition, the maximum fixed repurchase price of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture; provided, however, that if such Disqualified Stock or Preferred Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Disqualified Stock or Preferred Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any other obligations described in clauses (i) through (viii) above in respect thereof at such date.

            "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the TIA that are deemed to be a part of and govern this instrument, and any such supplemental indenture, respectively.

            "Independent Advisor" means an investment banking firm of national standing with noninvestment-grade debt underwriting experience or any third party appraiser of national standing; provided, however, that such firm or appraiser is not an Affiliate of the Company.

            "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement.

            "Investment" by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of an Investment Guarantee or a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Indebtedness issued by, any other Person, including the redesignation by the Board of Directors of a Person to be an Unrestricted Subsidiary. In determining the amount of any Investment in respect of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

            "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) by Moody's (or any successor to the rating agency business thereof), BBB- (or the equivalent) by S&P (or any successor to the rating agency business thereof) and BBB- (or the equivalent) by Duff & Phelps Credit Rating Co. (or any successor to the rating agency business thereof).

            "Investment Grade Status" means any time at which the ratings of the Securities by two of the three Rating Agencies are Investment Grade Ratings; provided, however, that one of such two must be Moody's or S&P.

            "Investment Guarantee" means any Guarantee by the Company or a Restricted Subsidiary of Indebtedness of a Permitted Joint Venture; provided such Guarantee complies with the requirements of clause (vii) of Section 4.05(b); provided further that only such Indebtedness of such Permitted Joint Venture Guaranteed by the Company or a Restricted Subsidiary that matures by its terms prior to the time (if any) that the ability of the Company or a Restricted Subsidiary to control the day-to-day operations of such Permitted Joint Venture (pursuant to a management contract or otherwise) is scheduled to expire may constitute Indebtedness subject to an Investment Guarantee.

            "Issue Date" means the date on which the Securities are initially issued.

            "Legal Requirements" means all laws, statutes and ordinances and all rules, orders, rulings, regulations, directives, decrees, injunctions and requirements of all Governmental Authorities, that are now or may hereafter be in existence, and that may be applicable to the Company or any Subsidiary or Affiliate thereof or the Trustee (including building codes, zoning and environmental laws, regulations and ordinances and Gaming Laws), as modified by any variances, special use permits, waivers, exceptions or other exemptions which may form time to time be applicable.

            "Lien" means with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing). Any Sale/Leaseback Transaction shall be deemed to constitute a Lien on the Property which is the subject of such Sale/Leaseback Transaction securing the Attributable Indebtedness represented thereby.

            "Material Gaming Facility" means any Gaming Facility owned, leased or operated by the Company or any

Subsidiary or Permitted Joint Venture which generated more than 10% of Consolidated EBITDA during the Reference Period or represented more than 10% of the book value of the Company's consolidated assets as of the date of the most recent balance sheet prepared by the Company.

            "Mirage Joint Venture" means the joint venture pursuant to that certain Joint Venture Agreement dated as of May 29, 1996, by and between MAC, CORP., a New Jersey corporation which is a wholly-owned subsidiary of Mirage Resorts, Incorporated, a Nevada corporation, and Grand K, Inc., a Nevada corporation which is a wholly-owned subsidiary of the Company.

            "Moody's" means Moody's Investors Service, Inc.

            "Net Cash Proceeds" with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

            "Net Proceeds" from any Asset Sale or Event of Loss by any Person or its Restricted Subsidiaries means cash and cash equivalents received in respect of the Property sold or with respect to which an Event of Loss occurred net of
(i) all reasonable out-of-pocket expenses of such Person or such Restricted Subsidiary Incurred in connection with an Asset Sale of such type, including, without limitation, all legal, title and recording tax expenses, commissions and fee and expenses incurred (but excluding any finder's fee or broker's fee payable to any Affiliate of such Person) and all Federal, state, provincial, foreign and local taxes arising in connection with such Asset Sale or Event of Loss that are paid or required to be accrued as a liability under GAAP by such Person or its Restricted Subsidiaries, (ii) all payments made by such Person or its Restricted Subsidiaries on any Indebtedness which is secured by such Property in accordance with the terms of any Lien upon or with respect to such Property or which must, by the terms of such Lien, or in order to obtain a necessary consent to such Asset Sale or by applicable law, be repaid out of the proceeds from such Asset Sale or Event of Loss and (iii) all contractually required distributions and other payments made to minority interest holders (but excluding distributions and payments to Affiliates of such Person) in Restricted Subsidiaries of such Person as a result of such Asset Sale or Event of Loss; provided, however, that, in the event that any consideration for an Asset Sale (which would otherwise constitute Net Proceeds) is required to be held in escrow pending determination of whether a purchase price adjustment will be made, such consideration (or any portion thereof) shall become Net Proceeds only at such time as it is released to such Person or its Restricted Subsidiaries from escrow; and provided further, however, that any noncash consideration received in connection with an Asset Sale or Event of Loss which is subsequently converted to cash shall be deemed to be Net Proceeds at and from the time of such conversion.

            "Non-Recourse Indebtedness" means Indebtedness of a Person to the extent that under the terms thereof or pursuant to applicable law (i) no personal recourse shall be had against such Person for the payment of the principal of or interest or premium, if any, on such Indebtedness, and (ii) enforcement of obligations on such Indebtedness is limited only to recourse against interests in Property purchased with the proceeds of the Incurrence of such Indebtedness and as to which neither the Company nor any of its Restricted Subsidiaries provides any credit support or is liable.

            "Officer" means the Chief Executive Officer, President, the Treasurer, or any Executive Vice President or Vice President of the Company.

            "Officers' Certificate" means a certificate signed by two Officers at least one of whom shall be the principal executive officer, principal accounting officer or principal financial officer of the Company.

            "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

            "Permitted FF&E Financing" means Indebtedness of the Company or any of its Restricted Subsidiaries that is Incurred to finance the acquisition or lease after the date of this Indenture of newly acquired or leased furniture, fixtures or equipment ("FF&E") used directly in the operation of a Gaming Facility owned or leased by the Company or its Restricted Subsidiaries and secured by a Lien on such FF&E in an amount not to exceed 100% of the cost of the FF&E so purchased or leased.

            "Permitted Holders" means the Boyd Family and any group (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) comprised solely of members of the Boyd Family.

            "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (i) a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business; (ii) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related Business;
(iii) Temporary Cash Investments; (iv) receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;
(vi) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary, as the case may be; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; and (viii) securities received pursuant to clause (ii) of Section 4.12(a).

            "Permitted Joint Venture" means a Person in which a Permitted Joint Venture Investment has been made by the Company or any Restricted Subsidiary.

            "Permitted Joint Venture Investment" means any Investment in a Person primarily engaged or preparing to engage in a Related Business if, immediately after giving effect to such Investment, the Company or a Restricted Subsidiary will own at least 50.0% of the shares of Capital Stock (including at least 50.0% of the total voting power thereof) of such Person, and will control the day-to-day operations of such Person pursuant to a management contract or otherwise.

            "Permitted Liens" means (i) Liens for taxes, assessments or governmental charges or levies on the

Property of the Company if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings; (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens on the Property of the Company which secure payment of obligations arising in the ordinary course of business; (iii) Liens on the Property of the Company in favor of issuers of performance bonds and surety bonds obtained in the ordinary course of business;
(iv) other Liens on the Property of the Company incidental to the conduct of its business or the ownership of its Properties which were not created in connection with the Incurrence of Indebtedness or the obtaining of advances or credit and which do not in the aggregate materially detract from the value of its Properties or materially impair the use thereof in the operation of its business; (v) pledges or deposits by the Company under workmen's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which the Company or any Restricted Subsidiary is a party, or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary, or deposits for the payment of rent, in each case Incurred in the ordinary course of business; (vi) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and do not materially detract from the value of such Property; and (vii) Liens securing obligations to the Trustee pursuant to the compensation and indemnity provisions of this Indenture.

            "Permitted Refinancing Indebtedness" means any renewals, extensions, substitutions, refinancings or replacements of any Indebtedness, including any successive extensions, renewals, substitutions, refinancings or replacements (and including refinancings by the Company of Indebtedness of a Restricted Subsidiary) so long as (i) the aggregate amount of Indebtedness represented thereby is not increased by such renewal, extension, substitution, refinancing or replacement, (ii) the Average Life and Stated Maturity is not shortened and
(iii) the new Indebtedness shall not be senior in right of payment to the Indebtedness that is being extended, renewed, substituted, refinanced or replaced; provided, however, that Permitted Refinancing Indebtedness shall not include (a) Indebtedness of a Subsidiary that refinances Indebtedness of the Company or another Subsidiary or (b) Indebtedness of the Company that refinances the Indebtedness of an Unrestricted Subsidiary.

            "Person" means any individual, corporation, company (including limited liability company), partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

            "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Secu rity which is due or overdue or is to become due at the relevant time.

            "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation in accordance with
Article XI of Regulation S-X promulgated under the Securities Act (to the extent applicable), as interpreted in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of the Company, as the case may be.

            "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock in any other Person (but excluding Capital Stock or other securities issued by such first Person).

            "Rating Agencies" means S&P, Duff & Phelps Credit
Rating Co. and Moody's or any successor to the respective rating agency businesses thereof.

            "Rating Decline" shall have occurred if at any date within 90 calendar days after the date of public disclosure of the occurrence of a Change of Control (which period will be extended for so long as the Company's debt ratings are under publicly announced review for possible downgrading (or without an indication of the direction of a possible ratings change) by either Moody's or S&P or their respective successors) the Securities no longer have Investment Grade Status.

            "Reference Period" means the period of four consecutive fiscal quarters ending with the last full fiscal quarter immediately preceding the date of a proposed Incurrence, Restricted Payment or other transaction.

            "Related Business" means the business conducted (or proposed to be conducted) by the Company and its Subsidiaries in connection with any Gaming Facility and any and all reasonably related businesses necessary for, in support, furtherance or anticipation of and/or ancillary to or in preparation for, such business including, without limitation, the development, expansion or operation of any Gaming Facility (including any land-based, dockside, riverboat or other type of casino) owned, or to be owned, leased or managed by the Company or one of its Subsidiaries.

            "Related Person" means any legal or beneficial owner of 5% or more of any class of Capital Stock of the Company or any of its Subsidiaries.

            "Representative" means any trustee, agent or representative (if any) for an issue of Senior Indebtedness of the Company.

            "Restricted Payment" means (i) any dividend or distribution (whether made in cash, property or securities) declared or paid on or with respect to any shares of Capital Stock of the Company or to the Company's stockholders except for such dividends or distributions payable solely in Capital Stock of the Company (other than Disqualified Stock of the Company); (ii) a payment made by the Company or any Restricted Subsidiary (other than to the Company or a Restricted Subsidiary) to purchase, redeem, acquire or retire any Capital Stock of the Company or Capital Stock of any Affiliate of the Company or any warrants, rights or options, to directly or indirectly purchase or acquire any such Capital Stock or any securities exchangeable for or convertible into any such Capital Stock; (iii) a payment made by the Company or any Restricted Subsidiary to redeem, repurchase, defease or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment (other than the purchase, repurchase, or other acquisition of any Indebtedness subordinate in right of payment to the Securities purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), Indebtedness of the Company which is subordinate (whether pursuant to its terms or by operation of law) in right of payment to the Securities; or (iv) any Investment (other than a Permitted Investment) in any Person.

            "Restricted Subsidiary" means any Subsidiary of the Company that (A) has not been designated by the Board of Directors as an Unrestricted Subsidiary or (B) was an Unrestricted Subsidiary but has been redesignated by the Board of Directors as a Restricted Subsidiary, in each case as provided under the definition of Unrestricted Subsidiary; provided, however, that no Subsidiary shall become a Restricted Subsidiary unless, immediately after giving pro forma effect to such designation, the Company would be able to incur at least $1.00 of additional Indebtedness pursuant to Section 4.04(a).

            "Sale/Leaseback Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such Person or a Restricted Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries.

            "Securities Act" means the Securities Act of 1933, as amended.

            "S&P" shall mean Standard & Poor's Ratings Group, a division of the McGraw-Hill Companies, Inc.

            "Senior Indebtedness" means (a) all obligations consisting of the principal, premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company to the extent post- filing interest is allowed in such proceeding) in respect of (i) Indebtedness of the Company for borrowed money and (ii) Indebtedness of the Company evidenced by notes, debentures, bonds or other similar instruments permitted under this Indenture for the payment of which the Company is responsible or liable; (b) all Capital Lease Obligations of the Company; (c) all obligations of the Company (i) for the reimbursement of any obligor on any letter of credit, bankers' acceptance or similar credit transaction, (ii) under any Interest Rate Agreement or Currency Exchange Protection Agreement or (iii) issued or assumed as the deferred purchase price of Property and all conditional sale obligations of the Company and all obligations under any title retention agreement permitted under this Indenture; and (d) all obligations of other Persons of the type referred to in clauses (a) and (b) for the payment of which the Company is responsible or liable as guarantor; provided, however, that Senior Indebtedness does not include (A) Indebtedness of the Company that is by its terms subordinate or pari passu in right of payment to the

Securities, including any Senior Subordinated Indebtedness or any Subordinated Obligations; (B) any Indebtedness Incurred in violation of the provisions of this Indenture; (C) accounts payable or any other obligations of the Company to trade creditors created or assumed by the Company in the ordinary course of business in connection with the obtaining of materials or services (including Guarantees thereof or instruments evidencing such liabilities); (D) any liability for Federal, state, local or other taxes owed or owing by the Company;
(E) any obligation of the Company to any Subsidiary; or (F) any obligations with respect to any Capital Stock.

            "Senior Subordinated Indebtedness" means the Securities and any other subordinated indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Securities and is not subordinated by its terms to any other subordinated Indebtedness or other obligation of the Company which is not Senior Indebtedness.

            "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which a payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

            "Subordinated Obligation" means any Indebtedness (whether outstanding on the Issue Date or thereafter incurred) which is subordinated or junior in right of payment to the Securities pursuant to a written agreement to that effect.

            "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

            "Temporary Cash Investments" means any of the following: (i) Investments in U.S. Government Obligations maturing within 90 days of the date of acquisition thereof,

(ii) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 90 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $500,000,000 and whose long-term debt is rated "A-3" or higher, "A- or higher or "A-" or higher according to Moody's, S&P or Duff & Phelps Credit Rating Co. (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)), respectively, (iii) repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clause (i) entered into with a bank meeting the qualifications described in clause (ii) above, and (iv) Investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than the Company or an Affiliate of the Company) organized and in existence under the laws of the United States of America with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's, "A-1" (or higher) according to S&P or "A-1" (or higher) according to Duff & Phelps Credit Rating Co. (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Rule 436 under the Securities Act)).

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C.
Sections 77aaa-77bbbb) as in effect on the date of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "TIA" means, to the extent required by any such amendment, the Trust Indenture Act of 1939, as so amended.

            "Unrestricted Subsidiary" means (i) any Subsidiary of the Company which at the time of determination shall be an Unrestricted Subsidiary (as designated by the Board of Directors) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary (unless such Subsidiary owns any Capital Stock of or owns or holds any Lien on any Property of the Company or any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated); provided that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) such designation is effective immediately upon such entity becoming a Subsidiary of the Company. Subject to clause (ii) above, the Board of

Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving pro forma effect to such redesignation, the Company would be able to incur at least $1.00 of additional Indebtedness pursuant to Section 4.04(a).

            Any such designation by the Board of Directors will be evidenced to the Trustee by filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying (i) that such designation complies with the foregoing provisions and (ii) giving the effective date of such designation, such filing with the Trustee to occur within 75 days after the end of the fiscal quarter of the Company in which such designation is made (or, in the case of a designation made during the last fiscal quarter of the Company's fiscal year, within 120 days after the end of such fiscal year).

            "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

            "Voting Stock" means securities of any class or classes of a Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for corporate directors (or Persons performing equivalent functions).

            "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

            SECTION 1.02.  Other Definitions.

                                                               Defined in
            Term                                                Section
            ----                                                -------
"Affiliate Transaction"......................................... 4.06(a)
"Bankruptcy Law"................................................ 6.01
"Change of Control Offer"....................................... 4.07(a)
"Change of Control Payment"..................................... 4.07(a)
"Change of Control Payment Date"................................ 4.07(b)
"covenant defeasance option"...................................  8.01(b)
"Custodian"..................................................... 6.01
"Defaulted Interest"...........................................  2.11
"Depositary"...................................................  2.02


                                                                              24

"Events of Default"............................................. 6.01
"Excess Proceeds"..............................................  4.12
"Global Security"..............................................  2.02
"incorporated provision........................................ 11.01
"legal defeasance option"......................................  8.01(b)
"Legal Holiday"................................................ 11.07
"pay the Securities"........................................... 10.03
"Paying Agent".................................................  2.03
"Payment Blockage Notice".......................................10.03
"Payment Blockage Period".......................................10.03
"Prepayment Offer".............................................. 4.12(d)
"Prepayment Offer Notice"....................................... 4.12(e)
"Purchase Date"................................................. 4.12(e)
"Registrar"..................................................... 2.03
"Successor"..................................................... 5.01
"Suspended Covenants"........................................... 4.01
"Trust Officer"................................................  7.01(c)


            SECTION 1.03. Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

            "Commission" means the Commission.

            "indenture securities" means the Securities.

            "indenture security holder" means a Holder.

            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor" on the indenture securities means the Company and any other obligor on the Securities.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

            SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

            (1) a term has the meaning assigned to it;

            (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            (3) "or" is not exclusive;

            (4) "including" means including without limita tion;

            (5) words in the singular include the plural and words in the plural include the singular;

            (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

            (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

            (8) the principal amount of any Preferred Stock shall be the greater of (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock.


                                   ARTICLE II

                                 The Securities

            SECTION 2.01. Form and Dating. Provisions relating to the Initial Securities and the Exchange Securities are set forth in Appendix A, which is hereby incorporated in and expressly made part of this Indenture. The Initial Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1 to Appendix A which is hereby incorporated in and made a part of this Indenture. The Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit 1 to Appendix A and Exhibit A are part of the terms of this Indenture.

            SECTION 2.02. Execution and Authentication. Two Officers of the Company shall sign the Securities by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Secu rities and may be in facsimile form.

            If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenti cates the Security, the Security shall be valid neverthe less.

            A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be con clusive evidence that the Security has been authenticated under this Indenture.

            The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appoint ment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authen tication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent (as defined in Section 2.03) or agent for service of notices and demands.

            SECTION 2.03. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Secur ities and of their transfer and exchange. The Company may have one or more coregistrars and one or more additional paying agents. The term "Paying Agent" includes any addi tional paying agent.

            The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Regis trar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

            The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securi ties.

            SECTION 2.04. Paying Agent To Hold Money in Trust. Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

            SECTION 2.05. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably prac ticable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

            SECTION 2.06. Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security provides evidence reasonably satisfactory to the Company and the Trustee that the Security has been lost, destroyed or wrongfully taken, then, in absence of notice to the Company or the Trustee that the Security has been acquired by a bona fide purchaser, the Company shall issue and the Trustee shall authenticate a replacement Security if the Holder satisfies the reasonable requirements of the Trustee or the Company. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The

Company and the Trustee may charge the Holder for their expenses in replacing a Security.

            Every replacement Security is an additional obligation of the Company.

            SECTION 2.07. Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section as not outstanding. A Security does not cease to be outstand ing because the Company or an Affiliate of the Company holds the Security.

            If a Security is replaced pursuant to Sec tion 2.06, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

            If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

            In determining whether the Holders of the required principal amount of Securities have concurred in any direction or consent or any amendment, modification or other change to this Indenture, Securities owned by the Company or by an Affiliate of the Company shall be disregarded and treated as if they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Securities and that the pledgee is not the Company or an Affiliate of the Company.

            SECTION 2.08. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Secur ities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

            SECTION 2.09. Cancelation. The Company at any time may deliver Securities to the Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel (subject to the record retention require ments of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancelation and deliver the canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancelation.

            SECTION 2.10. Defaulted Interest. Any interest on any Security which is payable, but is not punctually paid or duly provided for, on the dates and in the manner provided in the Securities and this Indenture (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant record date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

            (i) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall irrevocably deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such special record date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be given to each Holder, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities are registered at the close of business on such special record date.

            (ii) The Company may make payment of any Defaulted Interest on the Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

            Subject to the foregoing provisions of this Section 2.10, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

            SECTION 2.11. Record Date. The Company may set a record date for purposes of determining the identity of Securityholders entitled to vote or to consent to any action solicited by the Company by vote of consent authorized or permitted by Sections 6.04 and 6.05. Unless this Indenture provides otherwise, such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee pursuant to Section 2.05 prior to such solicitation.

            SECTION 2.12. Computation of Interest. Interest on the Securities shall be computed on the basis of a 360- day year of twelve 30-day months. For disclosure purposes under the Interest Act (Canada), whenever in this Indenture or the Securities interest at a specified rate is to be calculated on the basis of a period less than a calendar year, the yearly rate of interest to which such rate is equivalent is such rate multiplied by the actual number of days in the relevant calendar year and divided by the number of days in such period.

            SECTION 2.13. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers and, if it does so, the Trustee shall use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representa tion is made as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Securities and that reliance may be placed only on the other identification numbers printed on the Securities. The Company will promptly notify the Trustee of any change in the CUSIP numbers.


                                   ARTICLE III

                                   Redemption

            SECTION 3.01. Notices to Trustee. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

            The Company shall give each notice to the Trustee provided for in this Section at least 45 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the condi tions herein.

            SECTION 3.02. Selection of Securities To Be Redeemed. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Secur ities that have denominations larger than $1,000. Secur ities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

            SECTION 3.03. Notice of Redemption. At least 30 days but not more than 60 days before a date for redemp tion of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed.

            The notice shall identify the Securities to be redeemed and shall state:

            (1) the redemption date;

            (2) the redemption price;

            (3) the name and address of the Paying Agent;

            (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemp tion price;

            (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

            (6) that, unless the Company defaults in making such redemption payment or the Paying Agent is pro hibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date; and

            (7) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

            At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section at least 45 days before the redemption date.

            SECTION 3.04. Effect of Notice of Redemption. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surren der to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

            SECTION 3.05. Deposit of Redemption Price. Prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued inter est (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date) on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancelation.

            SECTION 3.06. Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Secur ity surrendered.

            SECTION 3.07. Redemption Pursuant to Gaming Laws. (a) If any Gaming Authority requires that a Holder or beneficial owner of Securities must be licensed or found qualified or suitable to hold or own the Securities, but that Person is not licensed or found qualified or suitable within any time specified by such Gaming Authority, or such Gaming Authority denies a license to or finds unqualified or unsuitable such Person, the Company will have the right at its option to require such Person to dispose of such Person's Securities within the time period prescribed by the Company (or such other time period as may be prescribed by any Gaming Authority, which time period shall be specified in a written notice from the Company). If such Holder or beneficial owner, having been given the opportunity by the Company to dispose of such Securities, fails to dispose of such Securities within the prescribed time period, the Company shall have the right to call for redemption such Securities by notice of redemption to such Person given in accordance with Section 3.07(c) with the effect set forth in Section 3.04. A copy of such notice of any such required disposition or call for redemption shall be given to the Trustee.

            (b) On any redemption of Securities pursuant to this Section 3.07, the redemption price (the "Redemption Price") shall be the lesser of (i) the lowest closing sale price of the Securities on any trading day during the 120-day period ending on the date upon which the Company shall have received notice from a Gaming Authority of such Holder's disqualification or (ii) the price at which such Holder or beneficial owner acquired the Securities, unless a different redemption price is required by such Gaming Authority, in which event such required price shall be the Redemption Price. Each Holder and beneficial owner, by accepting a Security, agrees to the provisions of this Section 3.07 and any related paragraphs of the Securities and agrees to inform the Company upon request of the price at which such Holder or beneficial owner acquired such Holder's or beneficial owner's Securities.

            (c) Any redemption notice given by the Company under this Section
3.07 shall state (i) that the Securities are being called for redemption as a result of the Holder's or beneficial owner's status under the relevant Gaming Laws, (ii) the Redemption Date, (iii) the Redemption Price and (iv) the place or places where such Securities are to be surrendered for payment of the Redemption Price.


                                   ARTICLE IV

                                    Covenants

            SECTION 4.01. Certain Suspended Covenants. During any period of time that (i) the Securities have Investment Grade Status and (ii) no Default or Event of Default has occurred and is continuing under this Indenture with respect to the Securities, the Company and its Restricted Subsidiaries will not be subject to the provisions of Sections 4.04, 4.05 and 4.12 (collectively, the "Suspended Covenants"). In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants with respect to the Securities for any period of time as a result of the preceding sentence and, subsequently, at least two of the three Rating Agencies withdraw their ratings or assign the Securities a rating below the required Investment Grade Ratings, then the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants for the benefit of the Securities and compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal or assignment will be calculated in accordance with Section 4.05 as if such Section had been in effect during the entire period of time from the Issue Date with respect to the Securities.

            SECTION 4.02. Payment of Securities. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

            The Company shall pay interest on overdue princi pal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

            SECTION 4.03. SEC Reports. The Company shall file with the Trustee and provide Securityholders, within 15 days after it files them with the Commission, copies of its annual report and the information, documents and other reports which the Company is required to file with the Commission pursuant to
Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall continue to file with the Commission and provide the Trustee and Securityholders with the annual reports and the information, documents and other reports which are specified in Sections 13 and 15(d) of the Exchange Act. The Company also shall comply with the other provisions of TIA Section 314(a).

            SECTION 4.04. Limitation on Indebtedness. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness unless no Event of Default has occurred and is continuing and unless (after giving effect to (i) the Incurrence of such Indebtedness as if such Indebtedness was Incurred at the beginning of the Reference Period and (if applicable) the application of the net proceeds thereof to repay other Indebtedness as if the application of such proceeds occurred at the beginning of the Reference Period,
(ii) the Incurrence and retirement of any other Indebtedness since the first day of the Reference Period as if such Indebtedness was Incurred or retired at the beginning of the Reference Period and (iii) the acquisition or disposition of any company or business by the Company or any Restricted Subsidiary since the first day of the Reference Period including any acquisition or disposition which will be consummated contemporaneously with the Incurrence of such

Indebtedness, as if such acquisition or disposition occurred at the beginning of the Reference Period), the Company's Consolidated Fixed Charge Coverage Ratio would exceed 2.0 to
1.0.

            (b) Notwithstanding the foregoing limitation, the Company or any Restricted Subsidiary may Incur the following Indebtedness: (i) Indebtedness evidenced by the Securities; (ii) Indebtedness outstanding on the Issue Date;
(iii) Indebtedness under the Credit Facility in an aggregate amount outstanding at any time not to exceed $500 million (less (A) the aggregate principal amount of CHFC Notes then outstanding and (B) Indebtedness Incurred pursuant to clause
(x) below to refinance Indebtedness previously Incurred pursuant to this clause
(iii) and any Permitted Refinancing Indebtedness in respect thereof), as such amount may be reduced as a result of repayments pursuant to Section 4.12 hereof of Indebtedness outstanding under the Credit Facility; (iv) Indebtedness of the Company or a Restricted Subsidiary owing to and held by a Restricted Subsidiary or the Company; provided, however, that any subsequent issuance or transfer of any Capital Stock or other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness except to the Company or a Restricted Subsidiary shall be deemed in each case to constitute the Incurrence of such Indebtedness by the issuer thereof; (v) Indebtedness under Interest Rate Agreements entered into for the purpose of limiting interest rate risks, provided that the obligations under such agreements are related to payment obligations on Indebtedness otherwise permitted by the terms of this covenant; (vi) Indebtedness under Currency Exchange Protection Agreements, provided that such Currency Exchange Protection Agreements were entered into for the purpose of limiting exchange rate risks in connection with transactions entered into in the ordinary course of business;
(vii) Indebtedness in connection with one or more standby letters of credit, performance bonds or completion guarantees issued in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances or credit; (viii) Indebtedness outstanding under Permitted FF&E Financings which are either (x) Non-Recourse Indebtedness of the Company and its Restricted Subsidiaries or (y) limited in amount for each Gaming Facility owned or leased by the Company or any of its Restricted Subsidiaries to the lesser of (1) the amount of FF&E used in such Gaming Facility and financed by such Permitted FF&E Financing or (2) $10 million; (ix) so long as no Event of Default has occurred and is continuing, Indebtedness of the Company not otherwise permitted to be Incurred pursuant to the provisions of the immediately preceding paragraph or this paragraph in an aggregate amount not to exceed $25 million outstanding at any time; or (x) Permitted Refinancing Indebtedness Incurred in respect of Indebtedness outstanding pursuant to the provisions of
Section 4.04(a) or clauses (i), (ii) (other than the CHFC Notes), (iii), (viii) and this clause (x) of this Section 4.04(b).

            SECTION 4.05. Limitation on Restricted Payments. (a) The Company shall not make, and shall not permit any Restricted Subsidiary to make, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment, (i) a Default or an Event of Default shall have occurred and be continuing, (ii) the Company could not Incur at least $1.00 of additional Indebtedness pursuant to Section 4.04(a) or (iii) the aggregate amount of such Restricted Payment and all other Restricted Payments made from and after the date of this Indenture (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value) would exceed an amount equal to the sum of (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from April 1, 1997 to the end of the most recent fiscal quarter ended immediately prior to the date of such Restricted Payment (or, in the case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); (B) the aggregate Net Cash Proceeds received by the Company from the issue or sale of its Capital Stock (other than Disqualified Stock) subsequent to March 31, 1997 (other than an issuance or sale to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries or pursuant to clauses (iii) or (iv) of the following paragraph); (C) the amount by which Indebtedness of the Company or any Restricted Subsidiary is reduced on the Company's balance sheet upon the conversion or exchange (other than an issuance or sale to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries) subsequent to March 31, 1997 of any Indebtedness of the Company or any Restricted Subsidiary convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or other property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); (D) the amount equal to the net reduction in Investments resulting from (1) payments of dividends, repayments of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary or the satisfaction or reduction (other than by means of payments by the Company or any

Restricted Subsidiary) of obligations of other Persons which have been Guaranteed by the Company or any Restricted Subsidiary or (2) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries, in each case such net reduction in Investments being (x) valued as provided in the definition of "Investment", (y) in an amount not to exceed the aggregate amount of Investments previously made by the Company or any Restricted Subsidiary which were treated as a Restricted Payment, and (z) included in this clause (D) only to the extent not included in Consolidated Net Income; (E) payments of dividends, repayments of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from the Mirage Joint Venture to the extent such dividends, repayments, advances or other transfers exceed $100 million; and (F) $75 million; provided, however, that in the event that the sum of the amounts referred to in clauses (A) through (E) above is a negative number, such sum shall be deemed to be zero.

            (b) The provisions of the preceding paragraph shall not prohibit:
(i) the payment of any dividend within 60 days after the date of its declaration if such dividend could have been paid on the date of its declaration in compliance with such provisions; provided that at the time of payment of such dividend no Default under any provision of this Indenture other than this
Section 4.05 shall have occurred and be continuing (or would result therefrom);
(ii) the redemption or repurchase of any Capital Stock or Indebtedness of the Company (other than any Capital Stock or Indebtedness which is held or beneficially owned by, or issued by, any member of the Boyd Family, the Company or any Affiliate of the Company), (A) if the holder or beneficial owner of such Capital Stock or Indebtedness is required to qualify under the Gaming Laws and does not so qualify or (B) if necessary in the reasonable, good faith judgment of the Board of Directors, as evidenced by a Board Resolution, to prevent the loss or secure the reinstatement of any Gaming License which if lost or not reinstated, as the case may be, would have a material adverse effect on the business of the Company and its Subsidiaries, taken as a whole, or would restrict the ability of the Company or any of its Subsidiaries to conduct business in any gaming jurisdiction; (iii) any purchase, redemption or other acquisition or retirement of Capital Stock of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock (other than Disqualified Stock) of the Company; (iv) any purchase, redemption or other acquisition or retirement of the Indebtedness of any Person made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock (other than

Disqualified Stock) of the Company; (v) any purchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness from the proceeds of Permitted Refinancing Indebtedness; (vi) Investments not to exceed $100 million in the Mirage Joint Venture; (vii) Investment Guarantees to the extent permitted by Section 4.04 that constitute Permitted Joint Venture Investments and Guarantee (with full rights of subrogation) Indebtedness Incurred by a Permitted Joint Venture to acquire or construct Gaming Facilities provided that such Indebtedness (A) is not expressly subordinated in right of payment or otherwise to any other Indebtedness of such Permitted Joint Venture and (B) is secured by first priority security interests in such Gaming Facilities; and (viii) payments pursuant to Investment Guarantees which were entered into in compliance with clause (vii) of this Section 4.05(b).

            (c) The full amount of any Restricted Payments pursuant to clauses
(i) and (ii) of Section 4.05(b) (but not pursuant to clauses (iii), (iv), (v) and (vi) of Section 4.05(b)) shall be included in the calculation of the aggregate amount of the Restricted Payments referred to in Section 4.05(a). With respect to any Investment Guarantee, (x) if at any time the Company or any Restricted Subsidiary ceases to control the day-to-day operations of the Permitted Joint Venture the Indebtedness of which is Guaranteed by the Investment Guarantee, the full amount of such Investment Guarantee shall thereafter be included in the calculation of the aggregate amount of Restricted Payments referred to in Section 4.05(a) and (y) if the Company or a Restricted Subsidiary retains such control, any amount actually paid pursuant to such Investment Guarantee shall be included in the calculation of the aggregate amount of Restricted Payments referred to in Section 4.05(a).

            SECTION 4.06. Limitation on Transactions with Affiliates. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, conduct any business or enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, lease or exchange of any Property, the making of any Investment, the giving of any Guarantee or the rendering or receiving of any service) with, from or for the benefit of, (1) any Affiliate, (2) any Related Person or (3) any officer or director of any Affiliate or a Related Person (an "Affiliate Transaction") unless (i) the terms of such Affiliate Transaction are (a) in writing, if such Affiliate Transaction involves aggregate payments to either party in excess of $250,000, (b) in the best interest of the Company or such Restricted Subsidiary, as the case may be, and (c) at least as favorable to the Company or such Restricted Subsidiary, as the case may be, as those that could be obtained at the time of such Affiliate Transaction in a similar transaction in arm's-length dealings with a Person who is not such an Affiliate, Related Person or officer or director of an Affiliated or Related Person, (ii) with respect to each Affiliate Transaction involving aggregate payments to either party in excess of $5 million, the Company delivers to the Trustee an Officers' Certificate certifying that such Affiliate Transaction was approved by a majority of the disinterested members of the Board of Directors and that such Affiliate Transaction complies with clause (i), and
(iii) with respect to each Affiliate Transaction involving aggregate payments in excess of $20 million, the Company delivers to the Trustee an opinion letter from an Independent Advisor to the effect that such Affiliate Transaction is fair, from a financial point of view.

            (b) Notwithstanding the limitation of Section 4.06(a), the Company may enter into or suffer to exist the following: (i) any transaction pursuant to any contract in existence on the Issue Date; (ii) any Restricted Payment permitted to be made pursuant to Section 4.05; (iii) any transaction or series of transactions between the Company and one or more of its Restricted Subsidiaries or Permitted Joint Ventures or between two or more of its Restricted Subsidiaries or Permitted Joint Ventures; and (iv) the payment of compensation (including amounts paid pursuant to employee benefit plans) for the personal services of officers, directors and employees of the Company or any of its Restricted Subsidiaries, so long as the Board of Directors in good faith shall have approved the terms thereof and deemed the services theretofore or thereafter to be performed for such compensation to be fair consideration therefor.

            SECTION 4.07. Change of Control. (a) Upon the occurrence of (i) in the event at the Change of Control Time the Securities do not have Investment Grade Status, a Change of Control or, (ii) in the event at the Change of Control Time the Securities have Investment Grade Status, a Change of Control Triggering Event, each Holder shall have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Securities pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the purchase date (the "Change of Control Payment").

            (b) Within 30 days following (i) any Change of Control or, (ii) in the event the Securities at the earlier of the public announcement of (x) a Change of Control or (y) (if applicable) the intention of the Company to effect a Change of Control have Investment Grade Status, a Change of Control Triggering Event, the Company shall mail a notice to the Trustee and each Holder stating, among other things: (1) that a Change of Control or Change of Control Triggering Event, as the case may be, has occurred and a Change of Control Offer is being made pursuant to this Section 4.07 and that all Securities (or portions thereof) timely tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be, subject to any contrary requirements of applicable law, no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any Securities (or portion thereof) accepted for payment (and for which payment has been duly provided on the Change of Control Payment Date) pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; (4) that any Securities (or portions thereof) not tendered will continue to accrue interest; (5) a description of the transaction or transactions constituting the Change of Control or Change of Control Triggering Event, as the case may be; and (6) the procedures that Holders must follow in order to tender their Securities (or portions thereof) for payment and the procedures that Holders must follow in order to withdraw an election to tender Securities (or portions thereof) for payment.

            (c) Not later than the Business Day prior to the Change of Control Payment Date, the Company shall irrevocably deposit with the Trustee or with a paying agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) in Temporary Cash Investments an amount equal to the Change of Control Payment, if any, to be made to the Holders entitled thereto, to be held for payment in accordance with the provisions of this Section 4.07. Holders electing to have a Security purchased will be required to surrender the Security, with an appro priate form duly completed, to the Company at the address specified in the notice at least five Business Days prior to the Change of Control Payment Date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than three Business Days prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the princi pal amount of the Security which was delivered for purchase by the Holder, the certificate number of such Security and a statement that such Holder is withdrawing his election to have such Security purchased.

            (d) On the Business Day prior to the Change of Control Payment Date, the Company shall deliver to the Trustee the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Change of Control Payment Date, mail or deliver payment of the purchase price to each tendering Holder. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the amount deposited with the Trustee, the Trustee shall deliver the excess to the Company immediately after the end of the payment date.

            (e) The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Securities in connection with a Change of Control or Change of Control Triggering Event, as the case may be. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Change of Control Offer, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 4.07 by virtue thereof.

            SECTION 4.08. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA Section 314(a)(4).

            SECTION 4.09. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

            SECTION 4.10. Limitation on Liens. The Company shall not, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens) upon any of its

Property, whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, which secures Indebtedness that ranks pari passu with or is subordinated to the Securities unless (a) if such Lien secures Indebtedness that ranks pari passu with the Securities, the Securities are secured on an equal and ratable basis with the obligations so secured or (b) if such Lien secures Indebtedness that is subordinated to the Securities, such Lien shall be subordinated to a Lien granted to the holders of the Securities in the same collateral as that securing such Indebtedness subordinated to the Securities to the same extent as such subordinated Indebtedness is subordinated to the Securities.

                  SECTION 4.11. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a)(i) pay dividends or make any other distributions to the Company or any other Restricted Subsidiary (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any indebtedness owed to the Company or any other Restricted Subsidiary or (b) make loans or advances to the Company or any other Restricted Subsidiary or (c) transfer any of its Property to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) agreements in effect on the Issue Date; (ii) applicable law; (iii) customary nonassignment provisions in leases entered into in the ordinary course of business and consistent with past practices; (iv) Permitted Refinancing Indebtedness; provided, however, that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced; or (v) agreements in existence with respect to a Restricted Subsidiary at the time it is so designated; provided, however, that such agreements are not entered into in anticipation or contemplation of such designation. Nothing contained in this covenant shall prevent the Company or any Restricted Subsidiary from granting any Lien permitted by Section 4.10.

            SECTION 4.12. Limitation on Asset Sales; Event of Loss. (a) Other than upon an Event of Loss, the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale after the Issue Date, where the Property subject to such Asset Sale has an aggregate Fair Market Value equal to or in excess of $20 million, unless: (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale; (ii) at least 75% of such consideration consists of cash or Temporary Cash Investments; provided, however, that for purposes of this clause (ii), (x) the assumption of Indebtedness of the Company or a Restricted Subsidiary which is not subordinated to the Securities shall be deemed to be Temporary Cash Investments if the Company, such Restricted Subsidiary, and all other Restricted Subsidiaries of the Company, to the extent any of the foregoing are liable with respect to such Indebtedness, are expressly released from all liability for such Indebtedness by the holder thereof in connection with such Asset Sale, (y) any securities or notes received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Temporary Cash Investments within 20 Business Days of such Asset Sale shall be deemed to be Temporary Cash Investments and (z) the Company and its Restricted Subsidiaries may receive consideration in the form of securities exceeding 25% of the consideration for one or more Asset Sales so long as the Company and its Restricted Subsidiaries do not hold such securities having an aggregate Fair Market Value in excess of $50 million at any time outstanding; (iii) no Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to, such Asset Sale; and (iv) the Board of Directors determines in good faith that such Asset Sale complies with clauses (i) and
(ii).

            (b) Upon an Event of Loss incurred by the Company or any of its Restricted Subsidiaries, the Net Proceeds received from such Event of Loss shall be applied in the same manner as proceeds from Asset Sales described in Section 4.12(a) and pursuant to the procedures set forth in this Section 4.12.

            (c) Within 360 days after the receipt of the Net Proceeds of an Asset Sale or Event of Loss, some or all of the Net Proceeds from such Asset Sale or Event of Loss may be applied by the Company or a Restricted Subsidiary
(A) to permanently repay, redeem or repurchase Senior Indebtedness of the Company or Indebtedness of any Restricted Subsidiary or (B) to reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Proceeds received by the Company or another Restricted Subsidiary); provided, however, that if the Company or any Restricted Subsidiary contractually commits within such 360-day period to apply such Net Proceeds within 180 days of such contractual commitment in accordance with the above clauses (A) or (B), and such Net Proceeds are subsequently applied as contemplated in such contractual commitment, then the requirement for application of Net Proceeds set forth in this Section 4.12(c) shall be considered satisfied.

            (d) Any Net Proceeds from an Asset Sale or Event of Loss that are not used in accordance with Section 4.12(c) shall constitute "Excess Proceeds". When the aggregate amount of Excess Proceeds exceeds $20 million (taking into account income earned on such Excess Proceeds), the Company shall make an offer to purchase (the "Prepayment Offer"), on a pro rata basis, from all Holders of the Securities (together with the holders of all other Senior Subordinated Indebtedness which have a similar repurchase obligation), an aggregate principal amount of Securities and such other Senior Subordinated Indebtedness equal to the Excess Proceeds, at a price in cash at least equal to 100% of the principal amount thereof, plus accrued and unpaid interest, in accordance with Section 4.12(e), (f), (g) and (h). To the extent that any portion of the Excess Proceeds remains after compliance with the preceding sentence and provided that all Holders have been given the opportunity to tender the Securities for repurchase in accordance with this Indenture, the Company or such Restricted Subsidiary may use such remaining amount for any purpose permitted by this Indenture and the amount of Excess Proceeds shall be reset to zero. Pending application of Net Proceeds pursuant to clause (A) and (B) of Section 4.12(c) above, such Net Proceeds will be invested in Temporary Cash Investments. Notwithstanding the foregoing, the Company shall not be required to make a Prepayment Offer if the purchase of the Securities is prohibited by the terms of the Boyd Notes, but only to the extent and for so long as such purchase of the Securities is prohibited.

            (e) Within 10 Business Days after the Company is required to make a Prepayment Offer, the Company shall send a written notice (the "Prepayment Offer Notice"), by first-class mail, to the Holders (a copy of which is to be sent to the Trustee), accompanied by such information regarding the Company and its Subsidiaries as the Company in good faith believes will enable such Holders to make an informed decision with respect to the Prepayment Offer. The Prepayment Offer Notice will state, among other things, (i) that the Company is offering to purchase Securities pursuant to Section 4.12, (ii) that any Security (or any portion thereof) accepted for payment (and for which payment has been duly provided on the Purchase Date) pursuant to the Prepayment Offer shall cease to accrue interest after the Purchase Date, (iii) the purchase price and purchase date, which shall be, subject to any contrary requirements of applicable law, no less than 30 days nor more than 60 days from the date the Prepayment Offer Notice is mailed (the "Purchase Date"), (iv) the aggregate principal amount of Securities (or portions thereof) to be purchased and (v) a description of the procedure which Holders must follow in order to tender their Securities (or portions thereof) and the procedures that Holders must follow in order to withdraw an election to tender their Securities (or portions thereof) for payment.

            (f) Not later than the Business Day prior to the Purchase Date, the Company shall irrevocably deposit with the Trustee or with the Paying Agent (or, if the Company is acting as its own paying agent, segregate and hold in trust) in Temporary Cash Investments an amount equal to the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto, to be held for payment in accordance with the provisions of this Section. Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice at least five Business Days prior to the Purchase Date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than three Business Days prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder, the certificate number of such Security and a statement that such Holder is withdrawing his election to have such Security purchased.

            (g) On the Business Day prior to the Purchase Date, the Company shall deliver to the Trustee the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee (or Paying Agent) shall, on the Purchase Date, mail or deliver payment of the purchase price to each tendering Holder. In the event that the aggregate purchase price of the Securities delivered by the Company to the Trustee is less than the amount deposited with the Trustee (or Paying Agent), the Trustee (or Paying Agent) shall deliver the excess to the Company immediately after the end of the Purchase Date.

            (h) The Company will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Securities required by this Section. To the extent that the provisions of any securities laws or regulations conflict with the provisions relating to the Prepayment Offer, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described above by virtue thereof.

            SECTION 4.13. Limitation on Layered Indebtedness. The Company shall not, directly or indirectly, Incur any Indebtedness which is subordinate or junior in right of payment to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. The Company shall not permit any of its Restricted Subsidiaries to issue any Guarantee with respect to any Senior Subordinated Indebtedness or Subordinated Obligations of the Company unless such Restricted Subsidiary has executed and delivered to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will Guarantee payment of the Securities on terms and conditions (including with respect to any Liens securing such Guarantees) at least as favorable to the holders of the Securities as such Guarantee and (a) in the case of Senior Subordinated Indebtedness, such Guarantee (and related Liens, if any) shall rank pari passu with such Guarantee of the Securities and (b) in the case of Subordinated Obligations, such Guarantee (and related Liens, if any) shall be subordinated in right of payment to such Guarantee of the Securities to at least the same extent as such Subordinated Obligations are subordinated to the Securities.

            SECTION 4.14. Maintenance of Properties and Other Matters. (a) The Company shall, and shall cause each of its Subsidiaries to, maintain its Properties in good working order and condition and make all necessary repairs, renewals and replacements; provided, however, that nothing in this Section 4.14 shall prevent the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of its Properties, if such discontinuance is, in the judgment of the Company, both desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and not disadvantageous in any material respect to the Holders.

            (b) The Company shall, and shall cause each of its Subsidiaries to, insure and keep insured, with financially sound and reputable insurers, so much of their respective Properties and in such amounts as is usually and customarily insured by Persons engaged in a similar business with respect to Properties of a similar character against loss by fire and the extended coverage perils. None of the Company or any of its Subsidiaries shall maintain a system of self-insurance in lieu of or in combination with the foregoing insurance with respect to its Properties; provided that deductibles under the insurance policy or policies of the Company and its Subsidiaries shall not be considered to be self-insurance as long as such deductibles accord with financially sound and approved practices of Persons owning or operating Properties of a similar character and maintaining similar insurance coverage.

            (c) The Company shall, and shall cause each of its Subsidiaries to, keep proper books and records of accounts in which full and correct entries will be made of all its business transactions in accordance with GAAP. The Company shall cause the books and records of accounts of the Company and its Subsidiaries to be examined, either on a consolidated or on an individual basis, by one or more firms of independent public accountants not less frequently than annually. The Company shall, and shall cause each of its Subsidiaries to, prepare its financial statements in accordance with GAAP.

            (d) The Company shall, and shall cause each of its Subsidiaries to, comply with all Legal Requirements and to obtain any licenses, permits, franchises or other authorizations, including Gaming Licenses, from Governmental Authorities necessary to the ownership or operation of its Properties or to the conduct of its business.

            (e) Notwithstanding the provisions of Section 4.14(a), (b), (c) or
(d), failure by the Company or any of its Subsidiaries to comply with such provisions shall not be deemed to be a breach of such provisions to the extent that such failure would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

            SECTION 4.15. Limitation on Activities of the Company. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in (through acquisition or otherwise) any business other than a Related Business.

            SECTION 4.16. Agreement to Redeem the CHFC Notes. The Company shall cause CHFC to take all action required pursuant to the CHFC Indenture in order to redeem the CHFC Notes on December 1, 1997, and shall cause CHFC to effect such redemption on such date; provided, however, that the Company's obligation under this Section 4.16 shall be suspended if the Board of Directors shall have determined in good faith that the Company expects to be unable to borrow under the Credit Facility the amounts required to fund such redemption on the redemption date, as evidenced by a Board Resolution delivered to the Trustee. The Company's obligation under this Section 4.16 shall be reinstated upon a determination by the Board of Directors that the required amounts are expected to be available under the Credit Facility for a period of at least 45 days, at which time the Company shall cause CHFC to give the required notice of redemption and redeem the CHFC Notes as promptly as it is permitted to do so under the CHFC Indenture. During any period when the Company's obligation under this covenant is suspended, the Board of Directors shall reconsider the determination referred to in the first sentence of this Section 4.16 no less frequently than monthly.



                                    ARTICLE V

                                Successor Company

            SECTION 5.01. When Company May Merge or Transfer Assets. The Company shall not merge or consolidate with or into any other entity (other than a merger or consolidation of a Restricted Subsidiary with or into the Company) or in one transaction or a series of related transactions sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of its Property unless: (i) the entity formed by or surviving any such consolidation or merger (if the Company is not the surviving entity) or the Person to which such sale, assignment, transfer, lease or conveyance is made (the "Successor") (a) shall be a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such corporation expressly assumes, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation, the due and punctual payment of the principal, premium, if any, and interest on all the Securities, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed by the Company and (b) the Successor shall have all Gaming Licenses required to operate all Gaming Facilities to be owned by such Successor; (ii) in the case of a sale, transfer, assignment, lease, conveyance or other disposition of all or substantially all of the Company's Property, such Property shall have been transferred as an entirety or virtually as an entirety to one Person; (iii) immediately before and after giving effect to such transaction or series of transactions on a pro forma basis, no Default or Event of Default shall have occurred and be continuing; (iv) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness Incurred or anticipated to be Incurred in connection with such transaction or series of transactions), the Company or the Successor, as the case may be, would be able to Incur at least $1.00 of additional Indebtedness under Section 4.04(a); and (v) immediately after giving effect to such transaction or series of transactions on a pro forma basis including, without limitation, any Indebtedness Incurred or anticipated to be Incurred in connection with such transaction or series of transactions), the Company or the Successor shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to the transaction or series of transactions.

            The Successor shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Company in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Securities.


                                   ARTICLE VI

                              Defaults and Remedies

            SECTION 6.01. Events of Default. The following events shall be "Events of Default":

            (i) default with respect to payment of interest on any of the Securities when it becomes due and payable, and the continuance of such default for a period of 30 days;

            (ii) default with respect to payment of principal or premium, if any, on any of the Securities when due at maturity, upon acceleration, required purchase or otherwise;

            (iii) failure by the Company to observe, perform or comply with
      Article V herein;

            (iv) failure by the Company to observe, perform or comply with any of the other covenants and agreements in this Indenture and such failure to observe, perform or comply continues for a period of 30 days after receipt by the Company of a written notice from the Trustee or Holders of not less than 25% of aggregate principal amount of the Securities then outstanding;

            (v) Indebtedness of the Company or any Restricted Subsidiary is not paid when due within any applicable grace period or is accelerated by the holders thereof and, in either case, the total amount of such unpaid or accelerated Indebtedness exceeds $10 million;

            (vi) the entry by a court of competent jurisdiction of one or more judgments or orders against the Company or any Restricted Subsidiary in an uninsured aggregate amount in excess of $10 million and such judgment or order is not discharged, waived, stayed or satisfied for a period of 60 consecutive days;

            (vii) the Company or any Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                        (A) commences a voluntary case;

                        (B) consents to the entry of an order for relief against
            it in an involuntary case;

                        (C) consents to the appointment of a Custo dian of it or
            for any substantial part of its property; or

                        (D) makes a general assignment for the bene fit of its
            creditors;

      or takes any comparable action under any foreign laws relating to insolvency;

            (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                        (A) is for relief against the Company or any Restricted
            Subsidiary in an involuntary case;

                        (B) appoints a Custodian of the Company or any
            Restricted Subsidiary or for any substantial part of its property;
            or

                        (C) orders the winding up or liquidation of the Company
            or any Restricted Subsidiary;

      or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days; and

            (ix) any revocation, suspension or loss of any Gaming License which results in the cessation of business for a period of more than 90 consecutive days of the business of any Material Gaming Facility owned, leased or operated directly or indirectly by the Company or any of its Subsidiaries or Permitted Joint Ventures (other than any voluntary relinquishment of a Gaming License if such relinquishment is, in the reasonable, good faith judgment of the Board of Directors, evidenced by a Board Resolution, both desirable in the conduct of the business of the Company and its Subsidiaries and Permitted Joint Ventures, taken as a whole, and not disadvantageous in any material respect to the Holders).

            The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

            The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

            A Default under clause (iv), (v), (vi) or (ix) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

            The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

            SECTION 6.02. Acceleration. If an Event of Default with respect to the Securities (other than an Event of Default resulting from Section 6.01(vii) or (viii)) shall have occurred and be continuing, the Trustee or the registered holders of not less than 25% in aggregate principal amount of the Securities then outstanding may accelerate the maturity of all the Securities in which event the Securities shall become immediately due and payable; provided, however, that after such acceleration but before a judgment or decree based on acceleration is obtained by the Trustee, the registered holders of a majority in aggregate principal amount of the Securities then outstanding, may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, have been cured or waived as provided in this Indenture. In case an Event of Default resulting from
Section 6.01(vii) or (viii) shall occur, the Securities shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders.

            SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

            The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquies cence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

            SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

            SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceed ing for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee, including pursuant to Section 7.01(a), that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemni fication satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

            SECTION 6.06. Limitation on Suits. No Holder will have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless: (i) such Holder shall have previously given to the Trustee written notice of a continuing Event of Default; (ii) Holders of at least 25% in aggregate principal amount of the Securities then outstanding shall have made written request and offered reasonable indemnity to the Trustee to institute such proceeding as a trustee; and (iii) the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Securities then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a Holder for enforcement of payment of the principal of and premium, if any, or interest on such Security on or after the respective due dates expressed in such Security.

            A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

            SECTION 6.07. Rights of Holders To Receive Payment. Notwithstanding any other provision of this Inden-ture, the right of any Holder to receive payment of princi pal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Secu rities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

            SECTION 6.08. Collection Suit by Trustee. If an Event of Default in payment of interest or principal speci fied in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid (together with interest on such unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

            SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disburse ments and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

            SECTION 6.10. Priorities. If the Trustee col lects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

            FIRST: to the Trustee for amounts due under Sec tion 7.07;

            SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securi ties for principal and interest, respectively; and

            THIRD:  to the Company.

            The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

            SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Inden ture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including rea sonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

            SECTION 6.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully refrain from doing so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE VII

                                     Trustee

            SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

            (b) Except during the continuance of an Event of Default: (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) The Trustee may not be relieved from liabil ity for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that: (1) this paragraph does not limit the effect of paragraph (b) of this Section; (2) the Trustee shall not be liable for any error of judgment made in good faith by a duly authorized officer of the Trustee (a "Trust Officer") unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

            (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

            (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

            (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

            SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any document or any other writing believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opin ion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

            (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct or negligence.

            (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it here under in good faith and in accordance with the advice or opinion of such counsel.

            SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

            SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Secur ities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Inden ture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

            SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

            SECTION 7.06. Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b).

            A copy of each report at the time of its mailing to Securityholders shall be filed with the Commission and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

            SECTION 7.07. Compensation and Indemnity. The Company shall pay to the Trustee from time to time rea sonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reim burse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee (or any predecessor Trustee) and its agents against, and hold it harmless for, any and all loss, liability or expense (including attorneys' fees and expenses) incurred by it in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent that such loss, damage, claim, liability or expense is due to its own negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

            To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on Securities under Article VIII or otherwise.

            The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(vii) or (viii) with respect to the Company, the expenses are intended to constitute expenses of administration under Bankruptcy Law; provided, however, that, if such amounts are paid as expenses of administration, they shall be paid in accordance with
Section 6.10.

            SECTION 7.08. Replacement of Trustee. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Secur ities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

            (1) the Trustee fails to comply with Section 7.10;

            (2) the Trustee is adjudged bankrupt or insolvent;

            (3) a receiver or other public officer takes charge of the Trustee or its property; or

            (4) the Trustee otherwise becomes incapable of acting.

            If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 25% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appoint ment of a successor Trustee.

            Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

            SECTION 7.09. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust busi ness or assets to, another corporation or banking associa tion, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

            In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

            SECTION 7.10. Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. No obligor upon the Securities or Person directly controlling, controlled by, or under common control with such obligor shall serve as Trustee upon the Securities. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are out standing if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

            SECTION 7.11. Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.


            SECTION 7.12. Trustee's Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.


                                  ARTICLE VIII

                       Discharge of Indenture; Defeasance

            SECTION 8.01. Discharge of Liability on Securi ties; Defeasance. (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.06) for cancelation or (ii) all outstanding Securities have become due and payable, and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all out standing Securities, including interest thereon (other than Securities replaced pursuant to Section 2.06), and if in either case the Company pays all other sums payable here under by the Company, then this Indenture shall, subject to Sections 8.01(c) and 8.06, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

            (b) Subject to Sections 8.01(c), 8.02 and 8.06, the Company at any time may terminate (i) all its obliga tions under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.01, 4.03 (to the extent that the failure to comply with such Section 4.03 shall not violate the TIA), 4.04, 4.05, 4.06, 4.07, 4.10, 4.11, 4.12, 4.13,
4.14, 4.15, 4.16 and Article V and the related operation of Section 6.01(iii) and (iv), and the operation of Sections 6.01(v), (vi), (vii) (with respect to Restricted Subsidiaries), (viii) (with respect to Restricted Subsidiaries), (ix) or (x) ("covenant defeasance option"). The Company may exercise its legal defeasance option not withstanding its prior exercise of its covenant defeasance option.

            If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.01(iii), (iv),
(v), (vi), (vii) (with respect to Restricted Subsidiaries), (viii) (with respect to Restricted Subsidiaries) or (ix) (except to the extent covenants or agreements referenced in such Sections remain applicable).

            Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

            (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 7.07, 7.08, 8.04, 8.05 and 8.06
shall survive until the Securities have been paid in full. Thereafter, the

Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

            SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

            (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to maturity or redemption, as the case may be;

            (2) the Company delivers to the Trustee a cer tificate from a nationally recognized firm of indepen dent accountants expressing their opinion that the pay ments of principal and interest when due and without reinvestment on the deposited U.S. Government Obliga tions plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

            (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(vii) or (viii) with respect to the Company occurs which is continuing at the end of the period;

            (4) no Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

            (5) the deposit does not constitute a default under any other agreement binding on the Company ;

            (6) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

            (7) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

            (8) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Security holders will not recognize income, gain or loss for Federal income tax purposes as a result of such cove nant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

            (9) the Company delivers to the Trustee an Offi cers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this
      Article VIII have been complied with.

            SECTION 8.03. Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obliga tions deposited with it pursuant to this
Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

            SECTION 8.04. Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon written request any excess money or securities held by them at any time.

            Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

            SECTION 8.05. Indemnity for Government Obliga tions. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

            SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article VII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restrain ing or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII.

                                   ARTICLE IX

                                   Amendments

            SECTION 9.01. Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any Security holder:

            (1) to cure any ambiguity, omission, defect or inconsistency;

            (2) to comply with Article V;

            (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Sec tion 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

            (4) to add Guarantees by Subsidiaries with respect to the Securities and to release such Guarantees when required by the terms thereof;

            (5) to secure the Securities;

            (6) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

            (7) to comply with any requirements of the Commission in connection with qualifying this Indenture under the TIA; or

            (8) to make any change that does not adversely affect the rights of any Securityholder.

            After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

            SECTION 9.02. With Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities. However, without the consent of each Securityholder affected, an amendment may not:

            (1) reduce the amount of Securities whose Holders must consent to an amendment;

            (2) reduce the rate of or extend the time for payment of interest on any Security;

            (3) reduce the principal of or extend the Stated Maturity of any Security;

            (4) reduce the premium payable upon the redemption of any Security or change the time at which any Secur ity may be redeemed in accordance with Article III;

            (5) make any Security payable in money other than that stated in the Security;

            (6) impair the right of any Holder to receive payment of principal of and interest on such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities; or

            (7) make any change to Article X that would adversely affect the holders of the Securities, subordinate in right of payment, or otherwise subordinate, the Securities to any other obligation of the Company.

            It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

            After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

            SECTION 9.03. Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

            SECTION 9.04. Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subse quent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subse quent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Security holder.

            The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

            SECTION 9.05. Notation on or Exchange of Securi ties. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

            SECTION 9.06. Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In sign ing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such (i) amendment is authorized or permitted by this Indenture and that all conditions precedent to the execution, delivery and performance of such amendment have been satisfied; (ii) the Company has all necessary corporate power and authority to execute and deliver the amendment and that the execution, delivery and performance of such amendment has been duly authorized by all necessary corporate action; (iii) the execution, delivery and performance of the amendment do not conflict with, or result in the breach of or constitute a default under any of the terms, conditions or provisions of (a) this Indenture, (b) the Certificate of Incorporation or By-Laws of the Company, (c) any law or regulation applicable to the Company, (d) any material order, writ, injunction or decree of any court or governmental instrumentality applicable to the Company or (e) any material agreement or instrument to which the Company is subject;
(iv) such amendment has been duly and validly executed and delivered by the Company, and this Indenture together with such amendment constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general equitable principles; and (v) this Indenture together with such amendment complies with the TIA.

            SECTION 9.07. Payment for Consent. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


                                    ARTICLE X

                                  Subordination

            SECTION 10.01. Agreement To Subordinate. The Company agrees, and each Securityholder by accepting a Security agrees, that the Indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article X, to the prior payment of all Senior Indebtedness of the Company and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Securities shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company and only Senior Indebtedness of the Company shall rank senior to the Securities in accordance with the provisions set forth herein. All provisions of this Article X shall be subject to Section 10.12.

            SECTION 10.02. Liquidation, Dissolution, Bank ruptcy. Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

            (1) holders of Senior Indebtedness of the Company shall be entitled to receive payment in full in cash or cash equivalents of such Senior Indebtedness before Securityholders shall be entitled to receive any payment of principal of or interest on the Securities; and

            (2) until such Senior Indebtedness is paid in full in cash or cash equivalents, any distribution to which Securityholders would be entitled but for this Article X all be made to holders of such Senior Indebtedness as their interests may appear;

except that Securityholders may receive shares of stock and any debt securities that are subordinated to Senior Indebtedness, and to any debt securities received by holders of Senior Indebtedness, of the Company to at least the same extent as the Securities.

            SECTION 10.03. Default on Senior Indebtedness. The Company may not pay the principal of or interest on the Securities or make any deposit pursuant to Section 8.01 and may not repurchase, redeem or otherwise retire any Securities (collectively, "pay the Securities") if (i) any principal, premium or interest in respect of any Senior Indebtedness is not paid within any applicable grace period

(including at maturity) or (ii) any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Senior Indebtedness has been paid in full in cash or cash equivalents; provided, however, that the Company may pay the Securities without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of each issue of Designated Senior Indebtedness. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration), the Company may not pay the Securities for a period (a "Payment Blockage Period") commencing upon the receipt by the Company and the Trustee of written notice of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period (a "Payment Blockage Notice") and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Representative who gave such Payment Blockage Notice, (ii) by repayment in full in cash or cash equivalents of such Designated Senior Indebtedness or (iii) because the default giving rise to such Payment Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence, unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness and not rescind such acceleration, the Company may (unless otherwise prohibited pursuant to the first sentence of this Section 10.03) resume payments on the Securities after such Payment Blockage Period. Not more than one Payment Blockage Notice with respect to all issues of Designated Senior Indebtedness may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to one or more issues of Designated Senior Indebtedness during such period.

            SECTION 10.04. Acceleration of Payment of Securities. If payment of the Securities is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness (or their Representatives) of the acceleration.

            SECTION 10.05. When Distribution Must Be Paid Over. If a distribution is made to Securityholders that because of this Article X should not have been made to them, the Securityholders who receive the distribution shall hold such distribution in trust for holders of Senior Indebtedness of the Company and pay it over to such holders as their interests may appear.

            SECTION 10.06. Subrogation. After all Senior Indebtedness of the Company is paid in full in cash or cash equivalents and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness. A distribution made under this Article X to holders of such Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on such Senior Indebtedness.

            SECTION 10.07. Relative Rights. This Article X defines the relative rights of Securityholders and holders of Senior Indebtedness of the Company. Nothing in this Indenture shall:

            (1) impair, as between the Company and Secu rityholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms; or

            (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default or an Event of Default, subject to the rights of holders of Senior Indebtedness of the Company to receive distri butions otherwise payable to Securityholders.

            SECTION 10.08. Subordination May Not Be Impaired by Company. No right of any holder of Senior Indebtedness of the Company to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

            SECTION 10.09. Rights of Trustee and Paying Agent. Notwithstanding
Section 10.03, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer receives notice that payments may not be made under this Article X. The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness may give the notice; provided, however, that, if an issue of Senior Indebtedness of the Company has a Representative, only the Representative may give the notice on behalf of the holders of such Senior Indebtedness.

            The Trustee in its individual or any other capa city may hold Senior Indebtedness of the Company with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article X with respect to any Senior Indebtedness of the Company which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article VII shall deprive the Trustee of any of its rights as such holder. Nothing in this Article X shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

            SECTION 10.10. Distribution or Notice to Repre sentative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness of the Company, the distribution may be made and the notice given to their Representative (if any).

            SECTION 10.11. Article X Not To Prevent Events of Default or Limit Right To Accelerate. The failure to make a payment pursuant to the Securities by reason of any provision in this Article X shall not be construed as pre venting the occurrence of a Default. Nothing in this Article 10 shall have any effect on the right of the Secu rityholders or the Trustee to accelerate the maturity of the Securities.

            SECTION 10.12. Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article VIII by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article X, and none of the Securityholders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

            SECTION 10.13. Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article X, the

Trustee and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent juris diction in which any proceedings of the nature referred to in Section 10.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Security holders or (iii) upon the Representatives for the holders of Senior Indebtedness of the Company for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article
X. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article X, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article X, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article X.

            SECTION 10.14. Trustee To Effectuate Subordina tion. Each Securityholder by accepting a Security author izes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness of the Company as provided in this Article X and appoints the Trustee as attorney-in-fact for any and all such purposes.

            SECTION 10.15. Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article X or otherwise.

            SECTION 10.16. Reliance by Holders of Senior Indebtedness on Subordination Provisions. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Company, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

            SECTION 10.17. Certain Payments. Nothing in this Article 10 shall prevent or delay (i) the Company from or in redeeming any Securities pursuant to paragraph 6 of the Securities or otherwise purchasing any Securities pursuant to any Legal Requirement relating to the gaming business of the Company and its Subsidiaries or (ii) the receipt by the Holders of payments of principal of and interest on the Securities as provided in Section 8.03.


                                   ARTICLE XI

                                  Miscellaneous

            SECTION 11.01. Trust Indenture Act Controls. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an "incorporated provision") included in this Indenture by operation of, Sections 310 to 318, inclusive, of the TIA, such imposed duties or incorporated provision shall control.

            SECTION 11.02. Notices. Any notice or communica tion shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                  if to the Company:

                  Boyd Gaming Corporation
                  2950 South Industrial Road
                  Las Vegas, Nevada 89109

                  Attention of Office of the Secretary
                  if to the Trustee:

                  State Street Bank and Trust Company
                  Corporate Trust Department
                  2 International Place
                  Boston, MA 02110

                         Attention: Mr. Arthur MacDonald


            The Company or the Trustee by notice to the other may designate additional or different addresses for subse quent notices or communications.

            Any notice or communication mailed to a Security holder shall be mailed to the Securityholder at the Secu rityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

            Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

            SECTION 11.03. Communication by Holders with Other Holders. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

            SECTION 11.04. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

            (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

            SECTION 11.05. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

            (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

            (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

            SECTION 11.06. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

            SECTION 11.07. Legal Holidays. A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

            SECTION 11.08. GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

            SECTION 11.09. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such lia bility. The waiver and release shall be part of the consi deration for the issue of the Securities.

            SECTION 11.10. Successors. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

            SECTION 11.11. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

            SECTION 11.12. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

            SECTION 11.13. Severability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


            IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                                    BOYD GAMING CORPORATION,

                                       by
                                         -------------------------------
                                          Name:
                                          Title:


                                    STATE STREET BANK AND TRUST
                                      COMPANY,

                                       by
                                         -------------------------------
                                          Name:
                                          Title:

                                   APPENDIX A


            FOR OFFERINGS TO QUALIFIED INSTITUTIONAL BUYERS PURSUANT
                TO RULE 144A AND TO CERTAIN PERSONS IN OFFSHORE
                    TRANSACTIONS IN RELIANCE ON REGULATION S.

                    PROVISIONS RELATING TO INITIAL SECURITIES
                             AND EXCHANGE SECURITIES

      1. Definitions

      1.1  Definitions

      For the purposes of this Appendix A the following terms shall have the meanings indicated below:

            "Definitive Security" means a certificated Initial Security bearing the restricted securities legend set forth in Section 2.3(d) and which is held by an IAI in accordance with Section 2.1(c).

            "Depository" means The Depository Trust Company, its nominees and their respective successors.

            "Exchange Securities" means the 9.50% Senior Subordinated Notes Due 2007 to be issued pursuant to this Indenture in connection with a Registered Exchange Offer pursuant to the Registration Agreement.

            "Initial Purchasers" means Salomon Brothers Inc, UBS Securities LLC and CIBC Wood Gundy Securities Corp.

            "Initial Securities" means the 9.50% Senior Subordinated Notes Due 2007, issued under this Indenture on or about the date hereof.

            "Purchase Agreement" means the Purchase Agreement dated July 17, 1997, among the Company and the Initial Purchasers.

            "QIB" means a "qualified institutional buyer" as defined in Rule
144A.

            "Registered Exchange Offer" means the offer by the Company, pursuant to the Registration Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

            "Registration Agreement" means the Registration Agreement dated July 17, 1997, among the Company and the Initial Purchasers.

            "Securities" means the Initial Securities and the Exchange Securities, treated as a single class.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depository), or any successor person thereto and shall initially be the Trustee.

            "Shelf Registration Statement" means the registration statement issued by the Company in connection with the offer and sale of Initial Securities pursuant to the Registration Agreement.

            "Transfer Restricted Securities" means Definitive Securities and Securities that bear or are required to bear the legend set forth in Section 2.3(d) hereto.

      1.2  Other Definitions

                                                                  Defined in
            Term                                                   Section:
            ----                                                  ----------

"Agent Members"...................................................  2.1(b)
"Global Security".................................................  2.1(a)
"Regulation S"....................................................  2.1(a)
"Rule 144A".......................................................  2.1(a)


      2.    The Securities

      2.1  Form and Dating

           The Initial Securities are being offered and sold by the Company pursuant to the Purchase Agreement.

           (a) Global Securities. Initial Securities offered and sold to a QIB in reliance on Rule 144A under the Securities Act ("Rule 144A") or in reliance on Regulation S under the Securities Act ("Regulation S"), in each case as provided in the Purchase Agreement, shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form without interest coupons with the global securities legend and restricted securities legend set forth in Exhibit 1 hereto (each, a "Global Security"), which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Trustee, as custodian for the Depository (or with such other custodian as the Depository may direct), and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. The aggregate principal amount of the Global Securities may from time to time be increased or decresaed by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

           (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depository.

           The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b) and pursuant to an order of the Company, authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as custodian for the Depository.

           Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

           (c) Definitive Securities. Except as provided in this Section 2.1 or Sections 2.3 or 2.4, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

      2.2 Authentication. The Trustee shall authenticate and deliver: (1) Initial Securities for original issue in an aggregate principal amount of $250,000,000 and (2) Exchange Securities for issue only in a Registered Exchange Offer pursuant to the Registration Agreement, for a like principal amount of Initial Securities, upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities or Exchange Securities. The aggregate principal amount of Securities outstanding at any time may not exceed $250,000,000, except as provided in Section 2.07 of this Indenture.

      2.3 Transfer and Exchange. (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar or a co-registrar with a request:

           (x) to register the transfer of such Definitive Securities; or

           (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

           (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

           (ii) are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

                (A) if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse of the Security); or

                (B) if such Definitive Securities are being transferred to the Company, a certification to that effect (in the form set forth on the reverse of the Security); or

                (C) if such Definitive Securities are being transferred pursuant to an exemption from registration in accordance with Rule 144, (i) a certification to that effect (in the form set forth on the reverse of the Security) and (ii) if the Company or Registrar so requests, an opinion of counsel or other evidence reasonably satisfactory to them as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(d)(i).

           (b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                (i) certification, in the form set forth on the reverse of the Security, that such Definitive Security is being transferred (A) to a QIB in accordance with Rule 144A, or (B) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; and

                (ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depository account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so cancelled. If no Global Securities are then outstanding and the Global Security has not been previously exchanged pursuant to Section 2.4, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Security in the appropriate principal amount.

           (c) Transfer and Exchange of Global Securities. (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Security and such account shall be credited in accordance with such instructions with a beneficial interest in the Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred.

                (ii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

                (iii) In the event that a Global Security is exchanged for Securities in definitive registered form pursuant to Section 2.4 prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.

           (d) Legend

                (i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

           "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF OR THE LAST DATE ON WHICH THE COMPANY OR AN AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR A PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE. OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE ON THE REVERSE OF THIS SECURITY), AND, IF SUCH TRANSFER IS BEING EFFECTED BY CERTAIN TRANSFERORS SPECIFIED IN THE INDENTURE (AS DEFINED BELOW) PRIOR TO THE EXPIRATION OF THE "40 DAY RESTRICTED PERIOD" (WITHIN THE MEANING OF RULE 903(c)(3) OF REGULATION S UNDER THE SECURITIES ACT), A CERTIFICATE WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (o)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT."

           (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act:

                (A) in the case of any Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a

            Definitive Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security; and

                  (B) in the case of any Transfer Restricted Security that is represented by a Global Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, in either case, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Security).

            (iii) After a transfer of any Initial Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities, all requirements pertaining to legends on such Initial Security will cease to apply, the requirements requiring any such Initial Security issued to certain Holders be issued in global form will cease to apply, and an Initial Security in certificated or global form without legends will be available to the transferee of the Holder of such Initial Securities upon exchange of such transferring Holder's certificated Initial Security. Upon the occurrence of any of the circumstances described in this paragraph, the Company will deliver an Officers' Certificate to the Trustee instructing the Trustee to issue Securities without legends.

            (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which certain Holders of such Initial Securities are offered Exchange Securities in exchange for their Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will cease to apply and certificated Initial Securities with the restricted securities legend set forth in Exhibit 1 hereto will be available to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in certificated or global form will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer. Upon the occurrence of any of the circumstances described in this paragraph, the Company will deliver an Officers' Certificate to the Trustee instructing the Trustee to issue Securities without legends.

            (e) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for certificated or Definitive Securities, redeemed, repurchased or canceled, such Global Security shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated or Definitive Securities, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

            (f) Obligations with Respect to Transfers and Exchanges of
Securities.

            (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Securities, Definitive Securities and Global Securities at the Registrar's or co-registrar's request.

            (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Section 3.08).

            (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Security for a period beginning 15 days before the mailing of a notice of an offer to repurchase Securities or 15 days before an interest payment date.

            (iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

            (v) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

            (g)  No Obligation of the Trustee.

            (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

            (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depository participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

      2.4  Certificated Securities

            (a) A Global Security deposited with the Depository or with the Trustee as custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section
2.3 and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time such Depository ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

            (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of certificated Initial Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depository shall direct. Any certificated Initial Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(d), bear the restricted securities legend set forth in Exhibit 1 hereto.

            (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

            (d) In the event of the occurrence of either of the events specified in Section 2.4(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

                                                                       EXHIBIT 1
                                                                   to APPENDIX A


                    [FORM OF FACE OF INITIAL SECURITY]

                        [Global Securities Legend]

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.


                      [Restricted Securities Legend]

            THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED (X) PRIOR TO THE SECOND ANNIVERSARY OF THE ISSUANCE HEREOF OR THE LAST DATE ON WHICH THE COMPANY OR AN AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR A PREDECESSOR SECURITY HERETO) OR (Y) BY ANY HOLDER THAT WAS AN AFFILIATE OF THE COMPANY AT ANY TIME DURING THE THREE MONTHS PRECEDING THE DATE OF SUCH TRANSFER, IN EITHER CASE, OTHER THAN (1) TO THE COMPANY, (2) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A, PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE OF TRANSFER ON THE REVERSE OF THIS SECURITY), (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT (AS INDICATED BY THE BOX CHECKED BY THE TRANSFEROR ON THE CERTIFICATE ON THE REVERSE OF THIS SECURITY), AND, IF SUCH TRANSFER IS BEING EFFECTED BY CERTAIN

TRANSFERORS SPECIFIED IN THE INDENTURE (AS DEFINED BELOW) PRIOR TO THE EXPIRATION OF THE "40 DAY RESTRICTED PERIOD" (WITHIN THE MEANING OF RULE 903(c)(3) OF REGULATION S UNDER THE SECURITIES ACT), A CERTIFICATE WHICH MAY BE OBTAINED FROM THE COMPANY OR THE TRUSTEE, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 (IF APPLICABLE) UNDER THE SECURITIES ACT, OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITU TIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF (OR AN ACCOUNT SATISFYING THE REQUIREMENTS OF PARAGRAPH (o)(2) OF RULE 902 UNDER) REGULATION S UNDER THE SECURITIES ACT.

                                                                       EXHIBIT A


                           [FORM OF FACE OF SECURITY]

No.                                                             $__________

                  9.50% Senior Subordinated Note Due 2007

                                                           CUSIP No. ______

            Boyd Gaming Corporation, a Nevada corporation, promises to pay
to     , or registered assigns, the principal sum of      Dollars on July 15,
2007.

            Interest Payment Dates:  January 15 and July 15.

            Record Dates:  January 1 and July 1.

            Additional provisions of this Security are set forth on the other side of this Security.


            IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.


                                    BOYD GAMING CORPORATION,

                                      by
                                        -------------------------------
                                        Name:
                                        Title:

                                      by
                                        -------------------------------
                                        Name:
                                        Title:

[CORPORATE SEAL]

TRUSTEE'S CERTIFICATE OF
      AUTHENTICATION
                                                Dated:
STATE STREET BANK AND
TRUST COMPANY,
as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.


By:
   -------------------------
      Authorized Signatory

4.  Indenture

            The Company issued the Securities under an Indenture dated as of July 22, 1997 (the "Indenture"), among the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C.
Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the
"TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

            The Securities are general unsecured obligations of the Company limited to $250,000,000 aggregate principal amount (subject to Section 2.07 of the Indenture). This Security is one of the Initial Securities referred to in the Indenture. The Securities include the Initial Securities and any Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture. The Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or permit any other Person to merge with or into the Company, or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Property of the Company.


5.  Optional Redemption

            Except as set forth in the next two paragraphs, the Securities may not be redeemed prior to July 15, 2002. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption), if redeemed during the 12-month period beginning on or after July 15 of the years set forth below:

                                                                 Redemption
Period                                                             Price
------                                                             -----

2002........................................................     104.750%
2003........................................................     103.167%
2004 .......................................................     101.583%
2005 and thereafter.........................................     100.000%



6.  Redemption Pursuant to Gaming Laws; Sinking Fund

            Pursuant to the Indenture, the Company will have the right to require a Holder to dispose of such Holder's Securities if such Holder or the beneficial owner of such Securities is not licensed or found qualified or suitable by a Gaming Authority. In the event any such Holder fails to dispose of Securities within a prescribed time period, the Company shall have the right to call such Securities for redemption at a Redemption Price equal to the lesser of
(i) the lowest closing sale price of the Securities on any trading day during the 120-day period ending on the date upon which the Company shall have received notice from a Gaming Authority of such Holder's disqualification or (ii) the price at which such Holder or beneficial owner acquired the Securities, unless a different redemption price is required by such Gaming Authority, in which event such required price shall be the Redemption Price.

            The Securities are not subject to any sinking fund.


7.  Notice of Redemption

            Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8.  Subordination

            The Securities are subordinated to Senior Indebtedness of the Company, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness of the Company must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.


9.   Repurchase of Securities at the Option of Holders upon Change of Control

            Upon the occurrence of (i) in the event at the Change of Control Time the Securities do not have Investment Grade Status, a Change of Control or,
(ii) in the event at the Change of Control Time the Securities have Investment Grade Status, a Change of Control Triggering Event, each Holder of Securities shall have the right to require the Company to purchase such Holder's Securities, in whole, or in part in a principal amount that is an integral multiple of $1,000, pursuant to a Change of Control Offer, at a purchase price in cash equal to 101% of the principal amount thereof on any Change of Control Payment Date plus accrued and unpaid interest, if any, to the Change of Control Payment Date.

            Within 30 calendar days following any Change of Control Triggering Event, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Change of Control Offer to the Trustee and each Holder of Securities. The Holder of this Security may elect to have this Security or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Security pursuant to the Change of Control Offer. Unless the Company defaults in the payment of the Change of Control Purchase Price with respect thereto, all Securities or portions thereof accepted for payment pursuant to the Change of Control Offer will cease to accrue interest from and after the Change of Control Payment Date.


10. Repurchase of Securities at the Option of Holders upon Asset Sale or Event of Loss

            If at any time the Company or any Restricted Subsidiary engages in any Asset Sale and/or an Event of Loss, as a result of which the aggregate amount of Excess Proceeds exceeds $20,000,000, the Company shall, within 10 Business days of the date the amount of Excess Proceeds exceeds $20,000,000, use the then-existing Excess Proceeds to make an offer to purchase from all Holders, on a pro rata basis, Securities in an aggregate principal amount equal to the maximum principal amount that may be purchased out of the then-existing Excess Proceeds, at a purchase price in cash equal to 100% of the principal amount thereof on any Purchase Date plus accrued and unpaid interest thereon, if any, to the Purchase Date. Upon completion of a Prepayment Offer (including payment for accepted Securities), any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and the Company may then use such amounts for general corporate purposes.

            Within 10 Business days of the date the amount of Excess Proceeds exceeds $20,000,000, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Prepayment Offer to each Holder of Securities. The Holder of this Security may elect to have this Security or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Security pursuant to the Prepayment Offer. Unless the Company defaults in the payment of the purchase price with respect thereto, all Securities or portions thereof selected for payment pursuant to the Prepayment Offer will cease to accrue interest from and after the Purchase Date.


11.  Denominations; Transfer; Exchange

            The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.

12.  Persons Deemed Owners

            The registered Holder of this Security may be treated as the owner of it for all purposes.


13.  Unclaimed Money

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.


14.  Discharge and Defeasance

            Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.


15.  Amendment, Waiver

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities and (ii) any past Default and its consequences may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Securities, the Company and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article V of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to add Guarantees by Subsidiaries with respect to the Securities and to release such Guarantees when required by the terms thereof;
(v) to secure the Securities; (vi) to add additional covenants or to surrender rights and powers conferred on the Company; (vii) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA; or (viii) to make any change that does not adversely affect the rights of any Securityholder.


16.  Defaults and Remedies

            If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities, subject to certain limitations, may declare all the Securities to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Securities being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

            Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in principal amount of the outstanding Securities, by written notice to the Company and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all Events of Default have been cured or waived except nonpayment of principal and interest that has become due solely because of the acceleration.


17.  Trustee Dealings with the Company

            Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.


18.  No Recourse Against Others

            A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.


19.  Authentication

            This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

20.  Abbreviations

            Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).


21.  Governing Law

            THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAWS.

            The Company will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.
Requests may be made to:

                            Boyd Gaming Corporation
                            2950 South Industrial Road
                            Las Vegas, Neveda
                            Attention:  General Counsel


22.  CUSIP Numbers

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                              ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


     (Print or type assignee's name, address and zip code)

     (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                           agent to
transfer this Security on the books of the Company. The agent may substitute another to act for him.


____________________________________________________________

Date: ________________ Your Signature: _____________________


____________________________________________________________


Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

     (1)    [ ]   to the Company; or

     (2)    [ ]   pursuant to an effective registration statement
                  under the Securities Act of 1933; or

     (3)    [ ]   inside the United States to a "qualified
                  institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

           TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

            The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated: ________________       ______________________________
                              NOTICE:  To be executed by
                                       an executive officer

                   [TO BE ATTACHED TO GLOBAL SECURITIES]

           SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

            The following increases or decreases in this Global Security have been made:


Date of          Amount of decrease  Amount of increase  Principal amount      Signature of
Exchange         in Principal        in Principal        of this Global        authorized
                 Amount of this      Amount of this      Security following    signatory of
                 Global Security     Global Security     such decrease or      Trustee or
                                                         increase              Securities
                                                                               Custodian


                       OPTION OF HOLDER TO ELECT PURCHASE

                  IF YOU WANT TO ELECT TO HAVE THIS SECURITY PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.07 OR 4.12 OF THE INDENTURE,
CHECK THE BOX:
                                    [ ]

                  IF YOU WANT TO ELECT TO HAVE ONLY PART OF THIS
SECURITY PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.07 OR
4.12 OF THE INDENTURE, STATE THE AMOUNT:
$


DATE: __________________ YOUR SIGNATURE: __________________
                         (SIGN EXACTLY AS YOUR NAME  APPEARS
                       ON THE OTHER SIDE OF THE SECURITY)


SIGNATURE GUARANTEE:_______________________________________
                        SIGNATURE MUST BE GUARANTEED BY A PARTICIPANT IN A RECOGNIZED SIGNATURE GUARANTY MEDALLION PROGRAM OR OTHER SIGNATURE GUARANTOR ACCEPTABLE TO THE TRUSTEE

                                                                       EXHIBIT A


                        [FORM OF FACE OF SECURITY]

No.                                                             $__________

                  9.50% Senior Subordinated Note Due 2007

                                                           CUSIP No. ______

            Boyd Gaming Corporation, a Nevada corporation, promises to pay to ________________, or registered assigns, the principal sum of___________ Dollars on July 15, 2007.

            Interest Payment Dates:  January 15 and July 15.

            Record Dates:  January 1 and July 1.

            Additional provisions of this Security are set forth on the other side of this Security.


            IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.


                                    BOYD GAMING CORPORATION,

                                      by
                                        -------------------------------
                                        Name:
                                        Title:

                                      by
                                        -------------------------------
                                        Name:
                                        Title:

[CORPORATE SEAL]

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION                            Dated:

STATE STREET BANK AND TRUST COMPANY,
     as Trustee, certifies
     that this is one of
     the Securities referred
     to in the Indenture.

     by
         -----------------------------
               Authorized Signatory


----------------------
*/ If the Security is to be issued in global form, add the Global Securities Legend from Exhibit 1 to Appendix A and the attachment from such Exhibit 1 captioned "TO BE ATTACHED TO GLOBAL SECURITIES - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".

                [FORM OF REVERSE SIDE OF EXCHANGE SECURITY]


                  9.50% Senior Subordinated Note Due 2007


1.  Interest

            Boyd Gaming Corporation, a Nevada corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on January 15 and July 15 of each year. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from July 22, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.


2.  Method of Payment

            The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the January 1 or July 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium and interest), by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).


3.  Paying Agent and Registrar

            Initially, State Street Bank and Trust Company, a Massachusetts banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.


4.  Indenture

            The Company issued the Securities under an Indenture dated as of July 22, 1997 (the "Indenture"), among the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C.
Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the
"TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

            The Securities are general unsecured obligations of the Company limited to $250,000,000 aggregate principal amount (subject to Section 2.07 of the Indenture). This Security is one of the Exchange Securities referred to in the Indenture. The Securities include the Initial Securities and any Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture. The Initial Securities and the Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or permit any other Person to merge with or into the Company, or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Property of the Company.


5.  Optional Redemption

            Except as set forth in the next two paragraphs, the Securities may not be redeemed prior to July 15, 2002. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of redemption), if redeemed during the 12-month period beginning on or after July 15 of the years set forth below:

                                                        Redemption
Period                                                    Price
------                                                    -----

2002...............................................     104.750%
2003...............................................     103.167%
2004 ..............................................     101.583%
2005 and thereafter................................     100.000%




6.  Redemption Pursuant to Gaming Laws; Sinking Fund

            Pursuant to the Indenture, the Company will have the right to require a Holder to dispose of such Holder's Securities if such Holder or the beneficial owner of such Securities is not licensed or found qualified or suitable by a Gaming Authority. In the event any such Holder fails to dispose of Securities within a prescribed time period, the Company shall have the right to call such Securities for redemption at a Redemption Price equal to the lesser of
(i) the lowest closing sale price of the Securities on any trading day during the 120-day period ending on the date upon which the Company shall have received notice from a Gaming Authority of such Holder's disqualification or (ii) the price at which such Holder or beneficial owner acquired the Securities, unless a different redemption price is required by such Gaming Authority, in which event such required price shall be the Redemption Price.

            The Securities are not subject to any sinking fund.

7.  Notice of Redemption

            Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.


8.  Subordination

            The Securities are subordinated to Senior Indebtedness of the Company, as defined in the Indenture. To the extent provided in the Indenture, Senior Indebtedness of the Company must be paid before the Securities may be paid. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.


9.   Repurchase of Securities at the Option of Holders upon Change of Control

            Upon the occurrence of (i) in the event at the Change of Control Time the Securities do not have Investment Grade Status, a Change of Control or,
(ii) in the event at the Change of Control Time the Securities have Investment Grade Status, a Change of Control Triggering Event, each Holder of Securities shall have the right to require the Company to purchase such Holder's Securities, in whole, or in part in a principal amount that is an integral multiple of $1,000, pursuant to a Change of Control Offer, at a purchase price in cash equal to 101% of the principal amount thereof on any Change of Control Payment Date plus accrued and unpaid interest, if any, to the Change of Control Payment Date.

            Within 30 calendar days following any Change of Control Triggering Event, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Change of Control Offer to the Trustee and each Holder of Securities. The Holder of this Security may elect to have this Security or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Security pursuant to the Change of Control Offer. Unless the Company defaults in the payment of the Change of Control Purchase Price with respect thereto, all Securities or portions thereof accepted for payment pursuant to the Change of Control Offer will cease to accrue interest from and after the Change of Control Payment Date.

10. Repurchase of Securities at the Option of Holders upon Asset Sale or Event of Loss

            If at any time the Company or any Restricted Subsidiary engages in any Asset Sale and/or an Event of Loss, as a result of which the aggregate amount of Excess Proceeds exceeds $20,000,000, the Company shall, within 10 Business days of the date the amount of Excess Proceeds exceeds $20,000,000, use the then-existing Excess Proceeds to make an offer to purchase from all Holders, on a pro rata basis, Securities in an aggregate principal amount equal to the maximum principal amount that may be purchased out of the then-existing Excess Proceeds, at a purchase price in cash equal to 100% of the principal amount thereof on any Purchase Date plus accrued and unpaid interest thereon, if any, to the Purchase Date. Upon completion of a Prepayment Offer (including payment for accepted Securities), any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and the Company may then use such amounts for general corporate purposes.

            Within 10 Business days of the date the amount of Excess Proceeds exceeds $20,000,000, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Prepayment Offer to each Holder of Securities. The Holder of this Security may elect to have this Security or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below and tendering this Security pursuant to the Prepayment Offer. Unless the Company defaults in the payment of the purchase price with respect thereto, all Securities or portions thereof selected for payment pursuant to the Prepayment Offer will cease to accrue interest from and after the Purchase Date.

11.  Denominations; Transfer; Exchange

            The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture.

12.  Persons Deemed Owners

            The registered Holder of this Security may be treated as the owner of it for all purposes.


13.  Unclaimed Money

            If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.


14.  Discharge and Defeasance

            Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.


15.  Amendment, Waiver

            Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities and (ii) any past Default and its consequences may be waived with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Securities, the Company and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article V of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to add Guarantees by Subsidiaries with respect to the Securities and to release such Guarantees when required by the terms thereof; (v) to secure the Securities;
(vi) to add additional covenants or to surrender rights and powers conferred on the Company; (vii) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA; or (viii) to make any change that does not adversely affect the rights of any Securityholder.


16.  Defaults and Remedies

            If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities, subject to certain limitations, may declare all the Securities to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Securities being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

            Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in principal amount of the outstanding Securities, by written notice to the Company and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all Events of Default have been cured or waived except nonpayment of principal and interest that has become due solely because of the acceleration.


17.  Trustee Dealings with the Company

            Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

18.  No Recourse Against Others

            A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.


19.  Authentication

            This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.


20.  Abbreviations

            Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).


21.  Governing Law

            THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAWS.

            The Company will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.
Requests may be made to:

Boyd Gaming Corporation
2950 South Industrial Road
Las Vegas, Nevada
Attention:  General Counsel

22.  CUSIP Numbers

            Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                              ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


     (Print or type assignee's name, address and zip code)

     (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                           agent to
transfer this Security on the books of the Company. The agent may substitute another to act for him.


_____________________________________________________________


Date: ________________ Your Signature: _____________________


_____________________________________________________________

Sign exactly as your name appears on the other side of this Security. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

                                                                              13
                    OPTION OF HOLDER TO ELECT PURCHASE

            If you want to elect to have this Security purchased by the Company pursuant to Section 4.07 or 4.12 of the Indenture, check the box:

                                 [ ]

            If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.07 or 4.12 of the Indenture, state the amount:
$


Date: __________________ Your Signature: __________________
                              (Sign exactly as your name  appears
                              on the other side of the Security)


Signature Guarantee:_______________________________________
          Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the
          Trustee.